EXECUTION COPY

GS MORTGAGE SECURITIES CORP.,

Depositor,

LONG BEACH MORTGAGE COMPANY,

Master Servicer and Responsible Party,

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

Co-Trustee

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2005

GSAMP TRUST 2005-S2

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2005-S2

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Mortgage Loans
Section 2.02	Acceptance by the Trustee of the Mortgage Loans
Section 2.03	Representations, Warranties and Covenants of the Responsible Party and the Master Servicer
Section 2.04	[RESERVED].
Section 2.05	Execution and Delivery of Certificates
Section 2.06	REMIC Matters
Section 2.07	Representations and Warranties of the Depositor
Section 2.08	Enforcement of Purchaser and Responsible Party Obligations.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01	Master Servicer to Service Mortgage Loans
Section 3.02	Subservicing Agreements between the Master Servicer and Subservicers
Section 3.03	Successor Subservicers
Section 3.04	Liability of the Master Servicer
Section 3.05	No Contractual Relationship between Subservicers and the Trustee
Section 3.06	Assumption or Termination of Subservicing Agreements by Trustee
Section 3.07	Collection of Certain Mortgage Loan Payments
Section 3.08	Subservicing Accounts
Section 3.09	Reserved.
Section 3.10	Collection Account
Section 3.11	Withdrawals from the Collection Account
Section 3.12	Investment of Funds in the Collection Account and the Distribution Account
Section 3.13	Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage
Section 3.14	Enforcement of Due-on-Sale Clauses; Assumption Agreements
Section 3.15	Realization upon Defaulted Mortgage Loans

Section 3.16	Release of Mortgage Files
Section 3.17	Title, Conservation and Disposition of REO Property
Section 3.18	[RESERVED].
Section 3.19	Access to Certain Documentation and Information Regarding the Mortgage Loans
Section 3.20	Documents, Records and Funds in Possession of the Master Servicer to Be Held for the Trustee
Section 3.21	Servicing Compensation
Section 3.22	Annual Statement as to Compliance
Section 3.23	Annual Independent Public Accountants’ Servicing Statement; Financial Statements
Section 3.24	Trustee to Act as Master Servicer
Section 3.25	Compensating Interest
Section 3.26	Credit Reporting; Gramm-Leach-Bliley Act
Section 3.27	Excess Reserve Fund Account; Distribution Account
Section 3.28	Optional Purchase of Delinquent Mortgage Loans
Section 3.29	Maintenance of Mortgage Pool Insurance Policy

ARTICLE IV

DISTRIBUTIONS AND ADVANCES BY THE master SERVICER

Section 4.01	Advances
Section 4.02	Priorities of Distribution
Section 4.03	Monthly Statements to Certificateholders
Section 4.04	Certain Matters Relating to the Determination of LIBOR
Section 4.05	Allocation of Applied Realized Loss Amounts
Section 4.06	Distributions on the REMIC I Regular Interests.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates
Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04	Persons Deemed Owners
Section 5.05	Access to List of Certificateholders’ Names and Addresses
Section 5.06	Maintenance of Office or Agency

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01	Respective Liabilities of the Depositor and the Master Servicer
Section 6.02	Merger or Consolidation of the Depositor or the Master Servicer

Section 6.03	Limitation on Liability of the Depositor, the Master Servicer and Others
Section 6.04	Limitation on Resignation of the Master Servicer
Section 6.05	Additional Indemnification by the Master Servicer; Third Party Claims

ARTICLE VII

DEFAULT

Section 7.01	Events of Default
Section 7.02	Trustee to Act; Appointment of Successor
Section 7.03	Notification to Certificateholders

ARTICLE VIII

CONCERNING THE TRUSTEE AND CO-TRUSTEE

Section 8.01	Duties of the Trustee
Section 8.02	Certain Matters Affecting the Trustee
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans
Section 8.04	Trustee May Own Certificates
Section 8.05	Trustee’s Fees and Expenses
Section 8.06	Eligibility Requirements for the Trustee
Section 8.07	Resignation and Removal of the Trustee
Section 8.08	Successor Trustee
Section 8.09	Merger or Consolidation of the Trustee
Section 8.10	Appointment of Co-Trustee or Separate Trustee
Section 8.11	Tax Matters
Section 8.12	Periodic Filings
Section 8.13	Tax Classification of the Excess Reserve Fund Account
Section 8.14	Duties of the Co-Trustee.
Section 8.15	Co-Trustee’s Fees and Expenses.

ARTICLE IX

TERMINATION

Section 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans
Section 9.02	Final Distribution on the Certificates
Section 9.03	Additional Termination Requirements

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01	Amendment

Section 10.02	Recordation of Agreement; Counterparts
Section 10.03	Governing Law
Section 10.04	Intention of Parties
Section 10.05	Notices
Section 10.06	Severability of Provisions
Section 10.07	Assignment; Sales; Advance Facilities
Section 10.08	Limitation on Rights of Certificateholders
Section 10.09	Inspection and Audit Rights
Section 10.10	Certificates Nonassessable and Fully Paid
Section 10.11	Third Party Beneficiary
Section 10.12	Waiver of Jury Trial
Section 10.13	Limitation of Damages

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	Schedule Representations and Warranties of Long Beach Mortgage Company, as Master Servicer
Schedule III	Representations and Warranties of Long Beach Mortgage Company, as Responsible Party
Schedule IV	Schedule of Covered Loans

EXHIBITS

Exhibit A-1	Form of Class A, Class M and Class B Certificates
Exhibit B	Form of Class P Certificate
Exhibit C	Form of Class R Certificate
Exhibit D-1	Form of Class X Certificate
Exhibit D-2	Form of Class X-1 Certificate
Exhibit E	Form of Initial Certification of Trustee
Exhibit F	Form of Document Certification and Exception Report of Trustee
Exhibit G	Form of Residual Transfer Affidavit
Exhibit H	Form of Transferor Certificate

Exhibit I-1	Form of Rule 144A Letter
Exhibit I-2	Form of Investment Letter (Non Rule 144A)
Exhibit J	Form of Request for Release
Exhibit K	Contents of Each Mortgage File
Exhibit L	[Reserved]
Exhibit M	Form of Certification to be provided with Form 10-K
Exhibit N	Form of Trustee Certification to be provided to Depositor
Exhibit O	Form of Master Servicer Certification to be provided to Depositor
Exhibit P	Mortgage Pool Insurance Policy
Exhibit Q	Form of Power of Attorney
Exhibit R	Purchase Agreement
Exhibit S	Representations and Warranties Agreement

THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2005, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), LONG BEACH MORTGAGE COMPANY, a Delaware corporation, as responsible party (in such capacity, the “Responsible Party”) and as master servicer (in such capacity, the “Master Servicer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as co-trustee (the “Co-Trustee”).

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Prepayment Premiums and the Excess Reserve Fund Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R Certificates will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-LTAA	Variable(2)	$ 424,295,746.25	November 25, 2034
I-LTA	Variable(2)	$ 3,154,070.00	November 25, 2034
I-LTM1	Variable(2)	$ 389,660.00	November 25, 2034
I-LTM2	Variable(2)	$ 283,590.00	November 25, 2034
I-LTM3	Variable(2)	$ 110,400.00	November 25, 2034
I-LTM4	Variable(2)	$ 82,260.00	November 25, 2034
I-LTB1	Variable(2)	$ 84,430.00	November 25, 2034
I-LTB2	Variable(2)	$ 86,590.00	November 25, 2034
I-LTB3	Variable(2)	$ 64,940.00	November 25, 2034
I-LTZZ	Variable(2)	$ 4,403,156.86	November 25, 2034

___________________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-2 Certificates will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates. The Trust Fund will also issue the Class X-1 Certificates and the Class P Certificates, which will not be issued by any REMIC created hereunder.

Designation	Pass-Through Rate	Initial Aggregate Certificate Balance	Latest Possible Maturity Date (1)
Class A	Variable(2)	$315,407,000.00	November 25, 2034
Class M-1	Variable(2)	$38,966,000.00	November 25, 2034
Class M-2	Variable(2)	$28,359,000.00	November 25, 2034
Class M-3	Variable(2)	$11,040,000.00	November 25, 2034
Class M-4	Variable(2)	$8,226,000.00	November 25, 2034
Class B-1	Variable(2)	$8,443,000.00	November 25, 2034
Class B-2	Variable(2)	$8,659,000.00	November 25, 2034
Class B-3	Variable(2)	$6,494,000.00	November 25, 2034
Class X	N/A(3)	$7,360,843.11	November 25, 2034

_________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)

The Class X Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class X Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I Regular Interests. The Class X Certificates will not accrue interest on their Certificate Balance.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to approximately $432,954,843.11.

The minimum denomination for each Class of Offered Certificates will be $25,000 initial Certificate Balance with integral multiples of $1 in excess thereof. The minimum denomination for (a) the Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class P and Class X Certificates will be a 1% Percentage Interest in each such Class. The Class X-1 Certificates will be issued as a single Certificate and will not have a Class Certificate Balance.

It is expected that each Class of Certificates will receive its final distribution of principal and interest on or prior to the Final Scheduled Distribution Date.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class A Certificates	Class A Certificates.
Class R Certificates	Class R Certificates.
Delay Certificates	The Fixed Rate Certificates.

ERISA-Restricted Certificates	Class R, Class P, Class X and Class X-1 Certificates; any Certificate with a rating below the lowest applicable permitted rating under the Underwriters’ Exemption.
Fixed Rate Certificates	Class M-4, Class B-1, Class B-2 and Class B-3 Certificates.
LIBOR Certificates	The Class A, Class M-1, Class M-2 and Class M-3 Certificates.
Non-Delay Certificates	LIBOR Certificates and Class X Certificates
Offered Certificates	All Classes of Certificates other than the Private Certificates.
Physical Certificates	Class P, Class X, Class X-1 and Class R Certificates.
Private Certificates	Class P, Class X, Class X-1 and Class R Certificates.
Rating Agencies	Fitch and Moody’s.
Regular Certificates	All Classes of Certificates other than the Class P, Class X-1 and Class R Certificates.
Residual Certificates	Class R Certificates.
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates.

ARTICLE I

DEFINITIONS

Section 1.01     Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01 of this Agreement.

Account: Any of the Collection Account, the Distribution Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

Advance: Any P&I Advance or Servicing Advance.

Advancing Person: As defined in Section 10.07.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Offered Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds (including any proceeds received under the Mortgage Pool Insurance Policy) and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Master Servicer in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Responsible Party or the Purchaser as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Master Servicer, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

Basis Risk Carry Forward Amount: With respect to the LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Offered Certificates would otherwise be entitled to receive on such Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest payable on such Class of Certificates at the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of Offered Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of LIBOR Certificates for such Distribution Date (without giving effect to the WAC Cap).

Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments).

Best’s: Best’s Key Rating Guide, as the same shall be amended from time to time.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions, in (a) the States of New York, California, Delaware and Washington, (b) the State in which the Master Servicer’s servicing operations are located, or (c) the State in which the Trustee’s operations are located, are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Balance: With respect to any Class of Certificates, other than the Class P Certificates or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class P Certificates and Class R Certificates have no Certificate Balance. With respect to each Class X Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC I Regular Interests over (B) the then aggregate Class Certificate Balance of the Class A Certificates, Class M Certificates and Class B Certificates then outstanding. The aggregate initial Class Certificate Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification: As defined in Section 8.12(b).

Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that is 180 days delinquent and for which coverage under the related Mortgage Pool Insurance Policy is not available that has not yet been liquidated, giving rise to a Realized Loss.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A Certificates: As specified in the Preliminary Statement.

Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 38.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class B-1 Certificates: All Certificates bearing the class designation of “Class B-1.”

Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 82.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class B-2 Certificates: All Certificates bearing the class designation of “Class B-2.”

Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 86.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class B-3 Certificates: All Certificates bearing the class designation of “Class B-3.”

Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (H) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 89.00% and (y) the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class M Certificates: The Class M-1, Class M-2, Class M-3 and Class M-4 Certificates.

Class M-1 Certificates: All Certificates bearing the class designation of “Class M-1.”

Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 56.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of  the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-2 Certificates: All Certificates bearing the class designation of “Class M-2.”

Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 69.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of  the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-3 Certificates: All Certificates bearing the class designation of “Class M-3.”

Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 74.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of  the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-4 Certificates: All Certificates bearing the class designation of “Class M-4.”

Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such

Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 78.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of  the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class P Certificates: All Certificates bearing the class designation of “Class P.”

Class R Certificates: All Certificates bearing the designation of “Class R” and representing the Residual Interest in REMIC I and REMIC II.

Class X Certificates: All Certificates bearing the class designation of “Class X.”

Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

Closing Date: May 13, 2005.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Accounts: As defined in Section 3.10(a).

Combined Loan-to-Value Ratio or CLTV: As of the date of origination and as to any Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Value.

Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to Principal Prepayments occurring during the related Prepayment Period, and (b) the Servicing Fee payable to the Master Servicer for such Distribution Date.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration-GS05X2, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

Corresponding Certificate: With respect to each REMIC I Regular Interest, as follows:

REMIC I Regular Interest	Class
REMIC I Regular Interest I-LTA	A
REMIC I Regular Interest I-LTM1	M-1
REMIC I Regular Interest I-LTM2	M-2
REMIC I Regular Interest I-LTM3	M-3
REMIC I Regular Interest I-LTM4	M-4
REMIC I Regular Interest I-LTB1	B-1
REMIC I Regular Interest I-LTB2	B-2
REMIC I Regular Interest I-LTB3	B-3

Co-Trustee: Wachovia Bank, National Association, and its successor in interest, or any successor Co-Trustee appointed as provided in this Pooling and Servicing Agreement.

Covered Loan: Any of the Mortgage Loans listed on Schedule IV attached hereto which have been designated as eligible for coverage under the Mortgage Pool Insurance Policy.

Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee consisting of items (i) – (vii) as listed on Exhibit K hereto.

Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

Cut-off Date: May 1, 2005.

Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Data Tape Information: The information provided by the Responsible Party as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Mortgagor’s name and the originator’s Mortgage Loan identifying number; (2)  the street address of the Mortgaged Property including the state and zip code; (3) a code indicating whether the Mortgaged Property is owner-occupied; (4) the type of residential dwelling constituting the Mortgaged Property; (5) the original months to maturity; (6) the Combined Loan-to-Value Ratio at origination; (7) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (8) the date on which the first Scheduled Payment was due on the Mortgage Loan; (9) the stated maturity date; (10) the amount of the first Scheduled Payment due on the first Due Date after the Cut-off Date; (11) the last Due Date on which a Scheduled Payment was actually applied to the Stated Principal Balance; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction and application of all payments of principal due on or before the Cut-off Date, whether or not received; (14)  a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing); (15) the Mortgage Interest Rate at origination; (16) a code indicating the documentation program; (17) the Responsible Party’s risk grade and the FICO score; (18) the Origination Value of the Mortgaged Property; (19) the sale price of the Mortgaged Property, if applicable; (20) the date of origination; (21) the stated remaining months to maturity as of the Cut-off Date; (22) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date; (23) the interest “paid to date” of the Mortgage Loan as of the Cut-off Date; (24) the number of years the Prepayment Premium is in effect; (25) a code indicating the appraisal type; (26) a code indicating the S&P documentation type; (27) the payment history on the current mortgage (maximum of twelve months); (28)  the debt-to-income ratio; (29)  a code indicating whether the Mortgage Loan is assumable (“yes” or “no”); (30) a flag indicating high cost loan or covered loan governed by any anti-predatory lending laws (only required if the Mortgage Loan falls into one of these categories); (31) the amount of monthly payment due on the related First Lien Mortgage Loan on its first due date after the Cut-off Date; and (32) the original principal amount of the related First Lien Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates: As specified in the Preliminary Statement.

Deleted Mortgage Loan: As defined in Section 2.03(f).

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s, F1+ by Fitch and A-1 by Standard & Poor’s, to the extent they are Rating Agencies hereunder.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of GSAMP Trust 2005-S2 Mortgage Pass-Through Certificates, Series 2005-S2.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in June 2005.

Document Certification and Exception Report: The report attached to Exhibit F hereto.

Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “F-1” by Fitch and “P-1” by Moody’s (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Master Servicer) at the time any amounts are held on deposit therein; provided that so long as Washington Mutual Bank is the Subservicer, any account maintained at Washington Mutual Bank shall be an Eligible Account if the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than “A2” by Moody’s, or “A” by Fitch and “A-” by S&P and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than A-2 by S&P, provided that if the long-term unsecured debt obligations of Washington Mutual Bank are downgraded by S&P to a rating lower than “A-” or the short-term unsecured debt obligations of Washington Mutual Bank are downgraded by S&P to a rating lower than A-2, Washington Mutual Bank shall transfer the deposits in any account maintained by Washington Mutual Bank (unless any such account otherwise qualifies as an Eligible Account pursuant to (ii) or (iii) of the definition of Eligible Account) to an Eligible Account within ten (10) Business Days of notification of such downgrade, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Event of Default: As defined in Section 7.01.

Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of GSAMP Trust 2005-S2, Mortgage Pass-Through Certificates, Series 2005-S2.” Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date; provided, however, that on the Distribution Date in June 2005, the amount determined pursuant to this clause (y) shall be limited to the principal portion of Realized Losses for that Distribution Date.

Fannie Mae: The Federal National Mortgage Association and its successors in interest.

Fannie Mae Guides: The Fannie Mae Seller’s Guide and the Fannie Mae Servicer’s Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Responsible Party or the Purchaser as contemplated by this Agreement), a determination made by the Master Servicer that all Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in November 2034.

First Lien Mortgage Loan: With respect to each Mortgage Loan, any mortgage loan secured by a first lien Mortgage on the related Mortgaged Property.

Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring – GSAMP Trust 2005-S2, or such other address as Fitch may hereafter furnish to the Depositor, the Master Servicer and the Trustee.

Forbearance: As defined in Section 3.07(a).

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

Freddie Mac Guides: The Freddie Mac Seller’s & Servicer’s Guide and all amendments or additions thereto.

Home Loan: A Mortgage Loan categorized as “Home Loan” pursuant to Appendix E of Standard & Poor’s Glossary.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property and any proceeds from the Mortgage Pool Insurance Policy, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing similar mortgage loans held for its own account giving due consideration to the related First Lien Mortgage Loan, subject to the terms and conditions of the related Mortgage Note and Mortgage.

Interest Accrual Period: With respect to each Class of Non-Delay Certificates and any Distribution Date, the period commencing on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day preceding the current Distribution Date, and with respect to the Delay Certificates and the REMIC I Regular Interests and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on each Class of Delay Certificates, each Interest Accrual Period has 30 days in such period and each year is assumed to have 360 days.

Interest Remittance Amount: With respect to any Distribution, that portion of Available Funds attributable to interest relating to the Mortgage Loans.

Investment Account: As defined in Section 3.12(a).

Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

LIBOR Certificates: As specified in the Preliminary Statement.

LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: With respect to any Distribution Date, (i) a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination and (ii) any Charged Off Loan.

Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold, transferred or replaced pursuant to or as contemplated by this Agreement or (iv) such Mortgage Loan becomes a Charged Off Loan pursuant to Section 3.15(b). With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

Liquidation Proceeds: The amounts, including Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries in each case, which are remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

Marker Rate: With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I Remittance Rate for each of REMIC I Regular Interest I-LTA, REMIC I Regular I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2, REMIC I Regular Interest I-LTB3 and REMIC I Regular Interest I-LTZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest I-LTZZ) subject to a cap equal to the related Pass-Through

Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest I-LTZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2 and REMIC I Regular I-LTM3 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Master Servicer: Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

Master Servicer Remittance Report: As defined in Section 4.03(d).

Maximum I-LTZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest I-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTB3 with the rate on each such REMIC I Regular Interest subject to a cap equal to the related Pass-Through Rate for the corresponding Certificate for the purpose of this calculation for such Distribution Date; provided however, each such cap for REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2 and REMIC I Regular I-LTM3 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

Moody’s: Moody’s Investors Service, Inc and its successor in interest. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor, the Master Servicer and the Trustee.

Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Mortgagor’s name and the originator’s Mortgage Loan identifying number; (2)  the street address of the Mortgaged Property including the state and zip code; (3) a code indicating whether the Mortgaged Property is owner-occupied; (4) the type of residential dwelling constituting the Mortgaged Property; (5) the original months to maturity; (6) the Combined Loan-to-Value Ratio at origination; (7) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (8) the date on which the first Scheduled Payment was due on the Mortgage Loan; (9) the stated maturity date; (10) the amount of the first Scheduled Payment due on the first Due Date after the Cut-off Date; (11) the last Due Date on which a Scheduled Payment was actually applied to the Stated Principal Balance; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction and application of all payments of principal due on or before the Cut-off Date, whether or not received; (14)  a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing); (15) the Mortgage Interest Rate at origination; (16) a code indicating the documentation program; (17) the Responsible Party’s risk grade and the FICO score; (18) the Origination Value of the Mortgaged Property; (19) the sale price of the Mortgaged Property, if applicable; (20) the date of origination; (21) the stated remaining months to maturity as of the Cut-off Date; (22) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date; (23) the interest “paid to date” of the Mortgage Loan as of the Cut-off Date; (24) the number of years the Prepayment Premium is in effect; (25) a code indicating the appraisal type; (26) a code indicating the S&P documentation type; (27) the payment history on the current mortgage (maximum of twelve months); (28)  the debt-to-income ratio; (29)  a code indicating whether the Mortgage Loan is assumable (“yes” or “no”); (30) a flag indicating high cost loan or covered loan governed by any anti-predatory lending laws (only required if the Mortgage Loan falls into one of these categories); (31) the amount of monthly payment due on the related First Lien Mortgage Loan on its first due date after the Cut-off Date; and (32) the original principal amount of the related First Lien Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

Mortgage Pool Insurance Policy: The mortgage pool insurance policy number R0142015 provided by the Mortgage Pool Insurer for the Covered Loans, having an initial amount of coverage equal to $13,932,117, and including any and all related endorsements, a copy of which is attached hereto as Exhibit P.

Mortgage Pool Insurance Trigger: With respect to any date of determination, the satisfaction of the Deductible (as defined in the Mortgage Pool Insurance Policy), subject to the Maximum Aggregate Liability (as defined in the Mortgage Pool Insurance Policy).

Mortgage Pool Insurer: Radian Insurance Inc., or any successor thereto.

Mortgage Pool Insurer Fee: The one-time up-front amount payable to the Mortgage Pool Insurer on or prior to the Closing Date by the Co-Trustee in order to obtain coverage provided under the Mortgage Pool Insurance Policy.

Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

NIM Issuer: The entity established as the issuer of the NIM Securities.

NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

NIM Trustee: The trustee for the NIM Securities.

90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Non-Delay Certificates: As specified in the Preliminary Statement.

Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), Condemnation Proceeds, Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class X Certificates and any Distribution Date, the Uncertificated Balance of the REMIC I Regular Interests for such Distribution Date. As of the Closing Date, the Notional Amount of the Class X Certificates is equal to $432,954,843.11.

Notional Balance: With respect to the Class X Certificates for purposes solely of the face thereof, the aggregate Stated Principal Balance of the Mortgage Loans.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate signed by an officer of the Master Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by the Master Servicer and listed on a list delivered to the Trustee pursuant to this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Master Servicer or a Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of either Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Master Servicer of the Mortgage Loans or in an affiliate of the Master Servicer and (iii) is not connected with the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions; provided, however, that a Person shall not fail to be independent of the Master Servicer or any affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Master Servicer or any affiliate thereof, as the case may be.

Optional Termination Date: The date on which the Master Servicer (at the direction of the Majority Class X Certificateholder (as evidenced on the Certificate Register)), pursuant to Section 9.01, shall cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder consituting such majority and the Class X Certificates held by such Holder, or unaffiliated Holders in the aggregate, must represent at least a 10% Percentage Interest in the Class X Certificates).

Original Sale Date: With respect to each Mortgage Loan, the date on which the Responsible Party sold the related mortgage loan to the Purchaser.

Origination Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

OTS: Office of Thrift Supervision, and any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)         Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

(ii)         Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Offered Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Class Certificate Balance of the Class A Certificates, Class M Certificates and Class B Certificates to zero, the Overcollateralization Floor shall be zero.

Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cashflow.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Determination Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date.

Pass-Through Margin: With respect to each Class of LIBOR Certificates, the following percentages: Class A, 0.170%; Class M-1, 0.450%; Class M-2, 0.670%; and Class  M-3, 0.770%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A, 0.340%; Class M-1, 0.675%; Class M-2, 1.005%; and Class  M-3, 1.155%.

Pass-Through Rate: With respect to the Class A, Class M-1, Class M-2 and Class M-3 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the WAC Cap.

With respect to the Class M-4 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, a rate per annum equal to (a) on or prior to the first possible Optional Termination Date, 5.850%, 5.947%, 6.442% and 6.500%, respectively or (b) after the first possible Optional Termination Date, 6.350%, 6.447%, 6.942% and 7.000%, respectively.

With respect to the Class X Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (a) through (j) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2, REMIC I Regular Interest I-LTB3 and REMIC I Regular Interest I-LTZZ. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(a)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTAA;

(b)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA;

(c)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM1;

(d)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM2;

(e)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM3;

(f)         the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM4;

(g)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTB1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTB1;

(h)        the REMIC I Remittance Rate for REMIC I Regular Interest I-LTB2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTB2;

(i)         the REMIC I Remittance Rate for REMIC I Regular Interest I-LTB3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTB3; and

(j)         the REMIC I Remittance Rate for REMIC I Regular Interest I-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Master Servicer, the Trustee or any of their respective Affiliates:

(i)         direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody’s, F-1 by Fitch and A-1+ by S&P (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

(iii)        repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv)        securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi)        units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and at least “AA” by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

(vii)       if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment that was applied by the Master Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the lesser of (i) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the last day of the related Prepayment Period and (ii) 30.

Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Prepayment Premium: Any prepayment premium or charge collected by the Master Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

Principal Distribution Amount: For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

Principal Prepayment: Any full or partial payment of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Master Servicer on or prior to the related Determination Date or advanced by the Master Servicer for the related Remittance Date (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Master Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Determination Date through the Determination Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, (vi) any proceeds under the Mortgage Pool Insurance Policy and (vii) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

Private Certificates: As specified in the Preliminary Statement.

Prospectus Supplement: The Prospectus Supplement, dated May 9, 2005, relating to the Offered Certificates.

PTCE 95-60: As defined in Section 5.02(b).

PUD: A planned unit development.

Purchase Agreement: The Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2004, between the Purchaser and the Responsible Party, copy of which is attached hereto as Exhibit R.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreement.

Radian Guidelines: The current 2nd lien servicing guidelines of the Mortgage Pool Insurer, referred to in the Mortgage Pool Insurance Policy.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Master Servicer.

Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds (including any proceeds under the Mortgage Pool Insurance Policy) with respect thereto net of the expenses incurred by the Master Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (b) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.15(b) hereof.

Record Date: With respect to any Distribution Date, the close of business on the last day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

Reference Bank: As defined in Section 4.04.

Regular Certificates: As specified in the Preliminary Statement.

Released Loan: Any Charged Off Loan that is released by the Master Servicer to the Class X-1 Certificateholder pursuant to Section 3.15(b). Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: As specified in the Preliminary Statement.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Balances of the REMIC I Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC

I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTB3, in each case as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTB3 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2, REMIC I Regular Interest I-LTB3 and REMIC I Regular Interest I-LTZZ.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTAA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTAA shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTA shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM3 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM4 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTB1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTB1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTB2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTB2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTB3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTB3 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTZZ shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Remittance Rate: With respect to each REMIC I Regular Interest, a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans.

REMIC I Required Overcollateralization Amount: 1% of the Overcollateralization Floor.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Certificate: Any Regular Certificate.

REMIC II Certificateholder: The Holder of any REMIC II Certificate.

REMIC Opinion: As defined in Section 9.03.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date: With respect to any Distribution Date, no later than 3:00 PM, New York Time on the Business Day immediately preceding such Distribution Date.

REO Disposition: The final sale by the Master Servicer of any REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reporting Date: The 18th day of each calendar month or the immediately following Business Day if the 18th is not a Business Day.

Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of May 13, 2005, by and between the Depositor and the Purchaser, a copy of which is attached hereto as Exhibit S.

Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) in the case of the Purchaser only, all unreimbursed Servicing Advances, (iv) (a) in the case of any repurchase pursuant to the Representations and Warranties Agreement, any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law or (b) in the case of any repurchase by the Responsible Party, any costs and damages incurred by the Trust in connection with the fact that such Mortgage Loan at the time it was made failed to comply with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Responsible Party of the representation and warranty set forth in Section 3.1(h) or Section 3.1(tt) of the Purchase Agreement, and (v) in the case of the Purchaser only, all expenses incurred by the Master Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of the Trustee’s enforcement of the Purchaser’s repurchase obligations, as applicable, to the extent not included in clause (iii).

Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibit J.

Residual Certificates: As specified in the Preliminary Statement.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Responsible Party: Long Beach Mortgage Company, a Delaware corporation, and its successors in interest.

Rule 144A Letter: As defined in Section 5.02(b).

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the

Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Senior Specified Enhancement Percentage: As of any date of determination, 61.90%.

Servicing Advances: The reasonable “out-of-pocket” costs and expenses (including legal fees and expenses) incurred prior to, on, or after the Cut-off Date by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15 (including the cost of obtaining any broker’s price opinion pursuant thereto). The Master Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment In Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Subservicer as its servicing compensation.

Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the Master Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

Similar Law: As defined in Section 5.02(b).

60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 5.50% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 11.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group – GSAMP Trust 2005-S2, or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Master Servicer and the Trustee.

Standard & Poor’s Glossary: Version 5.6 of the Standard & Poor’s LEVELS® Glossary.

Start-up Day: As defined in Section 2.06.

Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Master Servicer on or prior to the related Determination Date or advanced by the Master Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Stepdown Date: The earlier to occur of (a) the date on which the Class Certificate Balance of the Class A Certificates has been reduced to zero, and (b) the later to occur of (i) the Distribution Date in June 2008, and (ii) the first Distribution Date on which the Senior

Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Subordinated Certificates: As specified in the Preliminary Statement.

Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan.

Subservicer: As defined in Section 3.02(a).

Subservicing Account: As defined in Section 3.08.

Subservicing Agreements: As defined in Section 3.02(a).

Substitute Mortgage Loan: A Qualified Substitute Mortgage Loan as that term is defined in the Representations and Warranties Agreement.

Substitution Adjustment Amount: Any amount to be paid in connection with a Substitute Mortgage Loan pursuant to the fourth full paragraph of Section 3 of the Representations and Warranties Agreement, and any additional amounts required to be paid by the Purchaser in connection with such a substitution. Any such Substitution Adjustment Amount received by the Depositor shall be forwarded to the Trustee for deposit in the Distribution Account.

Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Termination Price: As defined in Section 9.01.

30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment’s Due Date.

Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Master Servicer on or prior to the related Determination Date or advanced by the Master Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of amounts payable to the Offered Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit: As defined in Section 5.02(c).

Transferor Certificate: As defined in Section 5.02(b).

Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 41.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
June 2007 through May 2008	3.500% for the first month, plus an additional 1/12th of 1.250% for each month thereafter (e.g., approximately 3.604% in July 2007)
June 2008 through May 2009	4.750% for the first month, plus an additional 1/12th of 3.500% for each month thereafter (e.g., approximately 5.042% in July 2008)
June 2009 through May 2010	8.250% for the first month, plus an additional 1/12th of 2.750% for each month thereafter (e.g., approximately 8.479% in July 2009)
June 2010 through May 2011	11.000% for the first month, plus an additional 1/12th of 2.500% for each month thereafter (e.g., approximately 11.208% in July 2010)
June 2011 and thereafter	13.500%

Trust: The express trust created hereunder in Section 2.01(c).

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Mortgage Pool Insurance Policy; (v) the Purchase Agreement (solely insofar as the Purchase Agreement relates to the Mortgage Loans); (vi) the Depositor’s rights under the Representations and Warranties Agreement; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC: Either REMIC I or REMIC II, as applicable.

Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Trustee Fee Rate on the

Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

Trustee Fee Rate: With respect to each Mortgage Loan, 0.0054% per annum.

Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Uncertificated Balance: The amount of the REMIC I Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05 and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by interest deferrals as provided in Section 4.06. The Uncertificated Balance of each REMIC I Regular Interest shall never be less than zero.

Uncertificated Interest: With respect to any REMIC I Regular Interest for any Distribution Date, one month’s interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC I Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.25 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC I Regular Interest pursuant to Section 4.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any Uncertificated REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such Uncertificated REMIC Regular Interest pursuant to Section 4.05.

Underwriters’ Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Underwriting Guidelines: The underwriting guidelines as described in the Purchase Agreement.

Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on such unpaid amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Value: With respect to any Mortgaged Property, the lesser of (i) the Origination Value thereof, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a refinanced Mortgage Loan, such value of the Mortgaged Property is the Origination Value thereof.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates (other than the Class R Certificates and Class X-1 Certificates) in proportion to the Certificate Balances of their respective Certificates on such date. The Class R Certificates and Class X-1 Certificates shall have no Voting Rights.

WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans and (ii) with respect to each Class of LIBOR Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rates on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

Section 2.01     Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. In addition, on the Closing Date, the Co-Trustee shall pay the Mortgage Pool Insurer Fee to the Mortgage Pool Insurer, to the extent of funds on deposit in the Distribution Account, and the Depositor shall cause the Mortgage Pool Insurer to deliver the Mortgage Pool Insurance Policy to the Co-Trustee.

(b)        In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)         (A) the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed by facsimile signature in the name of the Responsible Party, with all intervening endorsements (on the Mortgage Note or on an allonge attached thereto) showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to the Responsible Party or (B) a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note;

(ii)         the original Mortgage, with evidence of recording thereon; provided that (x) if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Responsible Party by such recording office, the Responsible Party shall, no later than 270 days following the Closing Date, deliver to the Trustee the original of such Mortgage, with evidence of recording thereon, and (y) if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, the Responsible Party may deliver or cause to be delivered to the Trustee a photocopy of such Mortgage certified by the Responsible party or such public recording office to be a true and complete copy of the original recorded Mortgage;

(iii)        the original Assignment of Mortgage, from the Responsible Party signed by original signature, in blank, which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the recording information);

(iv)        originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Responsible Party; provided that (x) if any original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Responsible Party by such recording office, the Responsible Party shall, no later than 270 days following the Closing Date, deliver to the Trustee the original of such intervening assignment of Mortgage, with evidence of recording thereon, and (y) if such intervening assignment of Mortgage has been lost or if such public recording office retains the original recorded intervening assignment of Mortgage, the Responsible Party may deliver or cause to be delivered to the Trustee a photocopy of such intervening assignment of Mortgage certified by the Responsible Party or such public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage;

(v)        originals of all assumption and modification agreements, if any, unless such originals are unavailable (in which event the Responsible Party shall deliver to the Trustee a photocopy of each such original, certified by the Responsible Party to be a true and complete copy of the original);

(vi)        the policy of title insurance; provided that if the related title insurer has not issued or delivered the final policy of title insurance to the Responsible Party, the Responsible Party shall (x) provide an original or copy of the related preliminary title commitment, and (y) no later than 270 days following the Closing Date, deliver to the Trustee the related policy of title insurance; and

(vii)       the original or a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon; provided that (x) if the original power of attorney has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Responsible Party by such recording office, the Responsible Party shall, no later than 270 days following the Closing Date, deliver to the Trustee the original of such power of attorney, with evidence of recording thereon, or a photocopy of such power of attorney certified by the Responsible Party or such public recording office to be a true and complete copy of the original recorded power of attorney.

The Depositor shall use reasonable efforts to assist the Trustee in enforcing the obligations of the Responsible Party under the Purchase Agreement and the obligations of the Purchaser under the Representations and Warranties Agreement.

Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date.

The Depositor shall use reasonable efforts to cause the Responsible Party to deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 270 days from the Closing Date. If any original Mortgage or intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located and such recording office retains such original document, or if an original Mortgage or intervening assignment of Mortgage has been lost, then the Depositor shall cause the Responsible Party to deliver to the Trustee in lieu of such original document a photocopy certified by the Responsible Party or such recording office to be a true and correct copy of such original. Notwithstanding the foregoing, each of the Depositor and the Responsible Party shall not be deemed to be in breach of this Agreement if the Depositor fails to cause the Responsible Party to deliver to the Trustee within 270 days of the Closing Date any of the documents described in this Section 2.01(b) and the Responsible Party provides evidence to the Trustee that such failure is due solely to the failure of the applicable recorder’s officer to return a document properly submitted for recording or is due solely to the failure of the applicable title insurer to issue or return the related policy of title insurance, unless the Responsible Party fails to deliver such documents within 365 days from the related Closing Date.

The Depositor shall use reasonable efforts to cause the Responsible Party to forward, with respect to the Mortgage Loans, to the Trustee additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Responsible Party in accordance with the terms of the Purchase Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the “Custodial File.”

On or prior to the Closing Date, the Depositor shall use reasonable efforts to cause the Responsible Party to deliver to the Trustee Assignments of Mortgages, in blank, for each applicable Mortgage Loan. The Responsible Party shall cause the Assignments of Mortgage with completed recording information to be provided to the Master Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Master Servicer of the fully completed Assignments of Mortgages in recordable form, the Master Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party, at no expense to the Trust Fund or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(iv). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee’s interest in the related Mortgage Note. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the Responsible Party at the Responsible Party’s expense to “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of May 1, 2005, GSAMP Trust 2005-S2.” In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded at the expense of the Responsible Party.

On or prior to the Closing Date, the Depositor shall deliver to the Trustee and the Master Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Master Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee and the Master Servicer.

(c)        The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GSAMP Trust 2005-S2” and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement.

(d)        The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Purchase Agreement and the Representations and Warranties Agreement) pursuant to Section 2.01(a).

Section 2.02     Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California unless otherwise permitted by the Rating Agencies.

Prior to and as a condition to the Closing, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Master Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and the Master Servicer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Master Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (12) of the Mortgage Loan Schedule and items (1), (2) and (12) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Master Servicer from time to time.

Section 2.03     Representations, Warranties and Covenants of the Responsible Party and the Master Servicer. (a) The Master Servicer hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor and the Trustee as of the Closing Date.

(b)        Pursuant to Section 6.1(c)(iii) of the Purchase Agreement, the Responsible Party hereby represents and warrants to the Master Servicer, the Depositor and the Trustee, that the representations and warranties set forth in Section 3.1 of the Purchase Agreement were true and correct as of December 29, 2004.

(c)        The Responsible Party hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor, the Master Servicer and the Trustee as of the Closing Date.

(d)        It is understood and agreed by the Master Servicer and the Responsible Party that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Responsible Party, the Depositor, the Trustee, or the Master Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

(e)        The Responsible Party hereby acknowledges and agrees that the remedies available to the Depositor, the Master Servicer and the Trustee in connection with any breach of the representations and warranties made by the Responsible Party set forth in Subsections (b) and (c) hereof shall be as set forth in Section 3.3 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein) and such remedies shall be enforceable directly by the Depositor, the Master Servicer and the Trustee directly under this Agreement.

(f)         In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03 or Section 2.08, the Master Servicer shall, based on information provided by the Responsible Party or the Purchaser, as applicable, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Mortgage Loan (a “Deleted Mortgage Loan”) or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. In connection with any substitution by the Purchaser of a Mortgage Loan pursuant to this Section 2.03 or Section 2.08, the Master Servicer shall, based on information provided by the Purchaser, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution by the Purchaser of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. The Depositor shall have no liability with respect to the information provided by the Purchaser related to any Substitute Mortgage Loan. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Purchaser shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to the Representations and Warranties Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Purchaser and shall execute and deliver at the Purchaser’s direction such instruments of transfer or assignment prepared by the Purchaser, in each case without recourse, as shall be necessary to vest title in the Purchaser, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

(g)        For any month in which the Purchaser substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Depositor will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution), and the Depositor shall notify the Master Servicer and the Trustee of such amount. The Depositor shall use reasonable efforts to cause the amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances with respect to such Deleted Mortgage Loans to be deposited into the Collection Account by the Purchaser on or before the next Remittance Date.

(h)        In the event that a Mortgage Loan shall have been repurchased (i) pursuant to the Representations and Warranties Agreement, the Repurchase Price thereof shall be remitted by the Depositor to the Master Servicer for deposit in the Collection Account, or (ii) the Purchase Agreement, the Repurchase Price thereof shall be deposited in the Collection Account by the Master Servicer, in either case pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Master Servicer, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Master Servicer or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

Section 2.04    [RESERVED].

Section 2.05    Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.06     REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The “Start-up Day” for purposes of the REMIC Provisions shall be the Closing Date. The “latest possible maturity date” is the Distribution Date in November 2034, which is the Distribution Date following the latest Mortgage Loan maturity date.

Section 2.07     Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Master Servicer and the Responsible Party that as of the date of this Agreement or as of such date specifically provided herein:

(a)        The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)        The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)        This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Master Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)        No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)        None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound;

(ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)         There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)        The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h)        Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04, and

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

Section 2.08     Enforcement of Purchaser and Responsible Party Obligations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Purchaser pursuant to the Representations and Warranties Agreement, or by the Responsible Party pursuant to this Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the Purchaser or the Responsible Party, as applicable. The Trustee shall take such action with respect to such breach under the Representations and Warranties Agreement or this Agreement, as applicable, as may be required or permitted hereunder to enforce the rights of the Trust with respect thereto. In addition, the Trustee shall enforce the obligations of the Responsible Party to repurchase any Mortgage Loan in accordance with the provisions set forth in Section 3.3(g) of the Purchase Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

Section 3.01     Master Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement, in accordance with the Radian Guidelines (to the extent such Radian Guidelines are not inconsistent with the terms of this Agreement) and in accordance with the respective Mortgage Loans and, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans and giving due consideration to the related First Lien Mortgage Loan.

Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.16, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Subservicer such documents as are necessary or appropriate to enable the Master Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer and each Subservicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Trustee shall execute a power of attorney in the form attached hereto as Exhibit Q in favor of the Master Servicer and/or each Subservicer for the purposes described herein to the extent necessary or desirable to enable the Master Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Master Servicer or any Subservicers under such powers of attorney. If the Master Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Master Servicer shall promptly forward a copy of same to the Trustee unless the notice of said suit, litigation or proceeding was provided by the Trustee to the Master Servicer.

(b)        In accordance with the standards of the preceding paragraph, the Master Servicer on escrowed accounts shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties (to the extent the Master Servicer has received reasonable timely notice that such taxes or assessments have not been paid by the related Mortgagor or the owner or the servicer of the related First Lien Mortgage Loan), which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to the Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding anything in this Agreement to the contrary, however, the Master Servicer need not make any future advances with respect to a Mortgage Loan if the Master Servicer makes a good faith determination that such advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

(c)        The Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause either Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the start-up day” under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

(d)        The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

(e)        If the Mortgage relating to a Mortgage Loan had a related First Lien Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent to the refinancing of the related First Lien Mortgage Loan, provided that the such refinancing is consistent with the Radian Guidelines or, if the Mortgage Pool Insurer has denied a claim with respect to the related Mortgage Loan or if such Mortgage Loan is not a Covered Loan, to the Master Servicer’s standard subordination underwriting guidelines.

Section 3.02     Subservicing Agreements between the Master Servicer and Subservicers. (a) The Master Servicer may enter into subservicing agreements with subservicers (each, a “Subservicer”), for the servicing and administration of the Mortgage Loans (“Subservicing Agreements”).

(b)        Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer’s execution and delivery of such instruments. That certain Subservicing Agreement by and between the Master Servicer and Washington Mutual Bank (as successor to Washington Mutual Bank, FA) dated April 9, 2001 is hereby acknowledged as being permitted under this Agreement and meeting the requirements applicable to Subservicing Agreements set forth in this Agreement.

(c)        As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 3.03    Successor Subservicers. The Master Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Subservicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to an Event of Default).

Section 3.04     Liability of the Master Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering such Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05     No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06     Assumption or Termination of Subservicing Agreements by Trustee. In the event the Master Servicer at any time shall for any reason no longer be the Master Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Master Servicer if the successor Master Servicer is not the Trustee, shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer’s interest therein and to have replaced the Master Servicer as a party to each Subservicing Agreement to which the predecessor Master Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to the Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07     Collection of Certain Mortgage Loan Payments. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account giving due consideration to the related First Lien Mortgage Loan. Consistent with the foregoing and Accepted Servicing Practices, the Master Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension to the extent required by Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”); provided, however, that the Master Servicer’s approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; and provided, further, that no such modification will be granted without the prior consent of the Mortgage Pool Insurer if so required in the related Mortgage Pool Insurance Policy. The Master Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File or on the Master Servicer’s servicing records. In addition, notwithstanding the foregoing, the Master Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in the Master Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection thereof would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the Master Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Master Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

(b)        The Master Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

Section 3.08     Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the Master Servicer or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

Section 3.09      Reserved.

Section 3.10     Collection Account. (a) On behalf of the Trustee, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee. Funds in the Collection Account shall not be commingled with any other funds of the Master Servicer. On behalf of the Trustee, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i)         all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)         all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii)        all Insurance Proceeds (other than any proceeds under the Mortgage Pool Insurance Policy) and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

(iv)        any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)        any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)        all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

(vii)        all Prepayment Premiums collected by the Master Servicer.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)        Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

Section 3.11     Withdrawals from the Collection Account. (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

(i)         on or prior to the Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

(ii)         to reimburse the Master Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

(iii)        to pay the Master Servicer or any Subservicer (A) any unpaid Servicing Fees (including such unpaid Servicing Fees as provided in Section 3.15) or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by the Master Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy) or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

(iv)        to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)        to pay the Responsible Party or the Purchaser, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)        to reimburse the Master Servicer for (A) any P&I Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy) or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

(vii)       to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by the Master Servicer pursuant to Section 3.15;

(viii)      to reimburse the Master Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Master Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

(ix)        to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(x)        to withdraw any amounts deposited in the Collection Account in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution;

(xi)        to withdraw any amounts held in the Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into the Collection Account;

(xii)       to invest funds in Permitted Investments in accordance with Section 3.12; and

(xiii)      to clear and terminate the Collection Account upon termination of this Agreement.

To the extent that the Master Servicer does not timely make the remittance referred to in clause (i) above, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

(b)        the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Master Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals to reimburse itself from the related Collection Account pursuant to subclause (a)(viii) above.

Section 3.12     Investment of Funds in the Collection Account and the Distribution Account. (a) The Master Servicer may invest the funds in the Collection Account and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the Collection Account and the Distribution Accounts are referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor’s direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon in any Account other than the Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)	demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)        All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the Collection Account associated with the receipt, disbursement and accumulation of principal, interest, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Master Servicer, except that the Master Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. The Master Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)        All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)        Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e)        The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

(f)         The Trustee shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Trustee Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with this Section 3.12.

Section 3.13     Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) The Master Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards on all of the Mortgage Loans, which policy shall provide coverage in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Any amounts to be collected by the Master Servicer under any such policy (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and amounts required to be paid to the holder of the related First Lien Mortgage Loan) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.

In the event that such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a standard hazard insurance policy and there shall have been one or more losses which would have been covered by such policy, the Master Servicer shall deposit to the Collection Account from its own funds the amount that is not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, and the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)        The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer or any of its Affiliates has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer or any of its Affiliates has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Master Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14     Enforcement of Due-on-Sale Clauses; Assumption Agreements. The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if, in its sole business judgment, the Master Servicer believes it is not in the best interests of the Trust Fund (for example, when the collections and other recoveries in respect of such Mortgage Loan could reasonably be expected to be maximized if the Mortgage Loan were not accelerated) and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will, with the prior written consent of the Mortgage Pool Insurer, enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or as otherwise permitted by this Agreement. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15     Realization upon Defaulted Mortgage Loans. (a) The Master Servicer shall use its commercially reasonable efforts, consistent with Accepted Servicing Practices and the requirements under the Mortgage Pool Insurance Policy, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan, after reimbursement to itself for such expenses. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall constitute and be recoverable as Servicing Advances by the Master Servicer, as contemplated in Section 3.11.

In the event that the related First Lien Mortgage Loan is not being serviced by the Master Servicer, the Master Servicer shall have no liability for any losses resulting from a foreclosure on a Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan where the Master Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if the Master Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, all actions necessary to protect the interests of the Trust as consistent with Accepted Servicing Practices and the REMIC Provisions. The Master Servicer shall not be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Mortgage Loan. The Master Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the Collection Account pursuant to Section 3.11.

The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or

Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the Master Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of any recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer or any Subservicer for any related unreimbursed Servicing Advances and P&I Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

(b)        Notwithstanding anything to the contrary contained in this Agreement, with respect to any Mortgage Loan that is not a Covered Loan or for which coverage is not available under the Mortgage Pool Insurance Policy that is 180 days delinquent, the Master Servicer shall charge off such delinquent Mortgage Loan. Once a Mortgage Loan has been charged off, the Master Servicer will discontinue making P&I Advances, the Master Servicer will not be entitled to any additional servicing compensation and the Charged Off Loan will give rise to a Realized Loss. Any such Charged Off Loan will be released from the Trust Fund on the date such Charged Off Loan becomes 210 days delinquent (a “Released Loan”), will no longer be an asset of any REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party. Once a Mortgage Loan is charged off pursuant to this Section 3.15(b), the Master Servicer shall not be obligated to service such Mortgage Loan. The Master Servicer may cease any collection efforts with respect to such Mortgage Loan, and statements of account may no longer be sent to such Mortgagor. The Master Servicer shall write off each charged off Mortgage Loan as bad debt.

(c)        Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Master Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, the Master Servicer shall neither (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, (ii) acquire possession of, nor (iii) take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trustee would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has either (x) obtained the written consent of the Trustee, or (y) previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(i)         such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the interest of the Trustee, giving due consideration to the related First Lien Mortgage Loan, to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii)         there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the interest of the Trustee, giving due consideration to the related First Lien Mortgage Loan, to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.15(c) shall be advanced by the Master Servicer as a Servicing Advance, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account and the Master Servicer’s right to make a judgment about whether any such advance would be a Nonrecoverable Servicing Advance.

If the Master Servicer has (i) determined that it is in the interest of the Trustee, giving due consideration to the related First Lien Mortgage Loan, to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or, giving due consideration to the related First Lien Mortgage Loan, to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, or (ii) obtained the written consent of the Trustee, in each case as described above, then the Master Servicer shall take such action as it deems to be in the interest of the Trustee (or as otherwise directed by the Trustee), giving due consideration to the related First Lien Mortgage Loan. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as a Servicing Advance, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account and the Master Servicer’s right to make a judgment about whether any such advance would be a Nonrecoverable Servicing Advance.

Section 3.16     Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a

Request for Release. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to the Master Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to or reimbursed by the Collection Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Master Servicer by overnight courier (at the Master Servicer’s expense, which expense shall be reimbursable as a Servicing Advance.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Master Servicer a power of attorney sufficient to authorize the Master Servicer and/or the Subservicer to execute such documents on its behalf, provided that the Trustee shall be obligated to execute the documents identified above if necessary to enable the Master Servicer or the Subservicer to perform their respective duties hereunder or under the Subservicing Agreement. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17     Title, Conservation and Disposition of REO Property. (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Master Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee on behalf of the Certificateholders, or the Trustee’s nominee; provided that (i) neither the Master Servicer nor a Subservicer shall be such Trustee’s nominee and (ii) such Trustee’s nominee shall, upon request of the Master Servicer or the Subservicer, acknowledge in writing that such title is to be held as nominee for the Trustee.

(b)        The Master Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale to the extent consistent with the interests of the holder of the related First Lien Mortgage Loan. The Master Servicer, either itself or through an agent selected by the Master Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Master Servicer deems to be in the best interest of the Trustee to the extent consistent with the interests of the holder of the related First Lien Mortgage Loan.

(c)        As described in paragraph (h) below, the Master Servicer shall use its commercially reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless the Master Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

(d)        The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

(e)        The Master Servicer shall deposit net of reimbursement to the Master Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees as provided in Section 3.11, or cause to be deposited, on a daily basis in the clearing account, and shall thereafter deposit in the Collection Account in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property and to pay the holder of the related First Lien Mortgage Loan the amounts to which such holder is entitled by the terms of such First Lien Mortgage Loan.

(f)         The Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(g)        Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Master Servicer as additional servicing compensation.

(h)        The Master Servicer shall sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third taxable year beginning after the year of its acquisition by the REMIC unless (i) the Master Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions. The Master Servicer shall manage, conserve, protect and operate each REO Property serviced by the Master Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the Lower-Tier REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code.

Section 3.18     [RESERVED].

Section 3.19     Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Trustee, the Mortgage Pool Insurer, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Nothing in this Section 3.19 shall require the Master Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Master Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof. The Master Servicer, however, may provide copies of information provided to the Trustee or Depositor to any party designated by the Depositor.

Section 3.20     Documents, Records and Funds in Possession of the Master Servicer to Be Held for the Trustee. The Master Servicer shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master

Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy) in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Distribution Account or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.21     Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and out of amounts derived from the operation and sale of an REO Property and as otherwise permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except as provided in Section 10.07 or in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)        Additional servicing compensation in the form of proceeds described in Section 3.17(g), assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

(c)        Except as otherwise provided in this Agreement, the Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Master Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

Section 3.22     Annual Statement as to Compliance. The Master Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies, and the Trustee on or before March 10th of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with the Master Servicer as to the nature of any defaults by the Master Servicer in the fulfillment of any of the Master Servicer’s obligations. The obligations of the Master Servicer under this Section apply to each Master Servicer that serviced during the applicable period, whether or not the Master Servicer is acting as a Master Servicer at the time such Officer’s Certificate is required to be delivered.

Section 3.23     Annual Independent Public Accountants’ Servicing Statement; Financial Statements. Not later than March 10th of each calendar year prior to and including the calendar year in which a Form 15 is filed with respect to the Trust Fund and April 30 of each calendar year thereafter, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies, and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the Master Servicer as to the nature of any defaults by the Master Servicer in the fulfillment of any of the Master Servicer’s obligations. The obligations of the Master Servicer under this Section apply to each Master Servicer that serviced during the applicable period, whether or not the Master Servicer is acting as a Master Servicer at the time such report is required to be delivered.

Section 3.24     Trustee to Act as Master Servicer. (a) In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall, thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Master Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer hereunder). Any such assumption shall be subject to Section 7.02.

(b)        Every Subservicing Agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement in the event a successor Master Servicer is appointed.

(c)        If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee (or any other successor Master Servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Master Servicer) shall not incur any liability or have any obligations in its capacity as successor Master Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)        The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

Section 3.25     Compensating Interest. The Master Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to Compensating Interest payable by the Master Servicer for such Remittance Date.

Section 3.26     Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Master Servicer shall furnish, or cause to be furnished, information regarding the borrower credit file related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

(b)        The Master Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by the Master Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

Section 3.27     Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to pay to the LIBOR Certificateholders any Basis Risk Carry Forward Amounts.

On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(J), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(I)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(I). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class X Certificateholders in respect of the Class X Interest, and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

Any Basis Risk Carry Forward Amounts paid by the Trustee to the LIBOR Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

(b)        The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

(i)         the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.11;

(ii)         any amount deposited by the Master Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments;

(iii)        amounts received from the Mortgage Pool Insurer under the Mortgage Pool Insurance Policy; and

(iv)        any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, the Master Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

(c)        In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, each such party’s name, address, and other identifying information.

Section 3.28     Optional Purchase of Delinquent Mortgage Loans. While the Mortgage Pool Insurance Trigger is in effect, the Mortgage Pool Insurance Company, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans that are Covered Loans from the Trust Fund for which it has not paid a claim, regardless of whether a claim has been approved for such Mortgage Loan or a Realized Loss on such Mortgage Loan has been applied to the Deductible (as defined in the Mortgage Pool Insurance Policy), on a servicing-released basis. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan (or, in the case of a Mortgage Loan for which any Loss (as defined under the Mortgage Pool Insurance Policy) has been charged, the amount of such Loss) plus other than in the case of a Mortgage Loan for which a Loss under the Mortgage Pool Insurance Policy has been charged, accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate plus the amount of any unreimbursed Servicing Advances made by the Master Servicer. Any such purchase shall reduce the amount of available coverage under the Mortgage Pool Insurance Policy by the amount of such purchase price. With respect to any Mortgage Loan that is not a Covered Loan, and, if a Mortgage Pool Insurance Trigger is not in effect or, if a Mortgage Pool Insurance Trigger is in effect and if the Mortgage Pool Insurer does not exercise its option pursuant to this Section with respect to any Covered Loan, the Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any such 90+ Delinquent Mortgage Loan from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer. Upon receipt of such purchase price, the Master Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Mortgage Pool Insurance Company or the Depositor, as applicable, the Mortgage File relating to the Mortgage Loan being repurchased.

Section 3.29     Maintenance of Mortgage Pool Insurance Policy. The Master Servicer shall exercise its commercially reasonable efforts to maintain and keep the Mortgage Pool Insurance Policy in full force and effect until (a) each Covered Loan has been paid in full, liquidated or is no longer an asset of the Trust Fund or (b) the Certificates are no longer outstanding, unless coverage thereunder has been exhausted through payment of claims.

In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to file, on behalf of itself, the Trustee, the Co-Trustee, the Depositor and the Certificateholders claims and provide notices and other information in the Master Servicer’s possession or control to the Mortgage Pool Insurer in a timely fashion in accordance with the terms of the Mortgage Pool Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under the Mortgage Pool Insurance Policy respecting a defaulted Covered Loan, in each case, to the extent the Master Servicer has all the necessary information to perform such duties. The Master Servicer shall comply will all applicable terms of the Mortgage Pool Insurance Policy and the claims-filing procedures of the Mortgage Pool Insurer, to the extent necessary to avoid any adjustments to claims paid under the Mortgage Pool Insurance Policy to the extent the Master Servicer has all the necessary information to perform such duties.

In accordance with the terms of the Mortgage Pool Insurance Policy, claims will be payable under the Mortgage Pool Insurance Policy only to the extent that the Mortgage Pool Insurance Trigger is in effect. No later than each Reporting Date, the Mortgage Pool Insurer will notify each of the Depositor, the Master Servicer, the Trustee and the Co-Trustee, in writing, whether the Mortgage Pool Insurance Trigger is in effect. The Mortgage Pool Insurer will determine whether to pay claims under the Mortgage Pool Insurance Policy and will pay such claims by remitting, by wire transfer in immediately available funds, the amount of such claims to the Co-Trustee, who will forward such amounts to the Trustee for deposit in the Distribution Account. To the extent the Mortgage Pool Insurer does not pay any claims while the Master Servicer, the Depositor, the Trustee and the Co-Trustee have been notified in writing by the Mortgage Pool Insurer that the Mortgage Pool Insurance Trigger is satisfied, the Co-Trustee shall notify the Depositor, the Mortgage Pool Insurer, the Master Servicer and the Trustee of such failure to pay. The original amount of coverage under the Mortgage Pool Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid.

ARTICLE IV

DISTRIBUTIONS AND

ADVANCES BY THE MASTER SERVICER

Section 4.01     Advances. (a) The amount of P&I Advances to be made by the Master Servicer for any Remittance Date shall equal, subject to Section 4.01(d), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due on the Due Date immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

(b)        On each Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent that the Available Funds for the related Remittance Date (determined without regard to Advances to be made on the Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.02 on the related Distribution Date if such amounts held for future distributions had not been so used to make Advances.

(c)        The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until (i) for each Covered Loan, to the extent coverage under the Mortgage Pool Insurance Policy is available, through a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section, and (ii) for each Mortgage Loan that is not a Covered Loan, or, if coverage under the Mortgage Pool Insurance Policy is not available for a Covered Loan, through the time at which the related Mortgage Loan becomes 180 days delinquent.

(d)        Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such P&I

Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the Master Servicer delivered to the Trustee. In addition the Master Servicer shall not be required to advance any Relief Act Interest Shortfalls.

(e)        Except as otherwise provided herein, the Master Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds (including any proceeds under the Mortgage Pool Insurance Policy) and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.02     Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

(i)         to the holders of each Class of Offered Certificates in the following order of priority:

(A)       from the Interest Remittance Amount, to the Class A Certificates, the Accrued Certificate Interest Distribution Amount for such Class and Unpaid Interest Amount for such Class and such Distribution Date;

(B)        from any remaining Interest Remittance Amounts, to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(C)       from any remaining Interest Remittance Amounts, to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(D)       from any remaining Interest Remittance Amounts, to the Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(E)        from any remaining Interest Remittance Amounts, to the Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(F)        from any remaining Interest Remittance Amounts, to the Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(G)       from any remaining Interest Remittance Amounts, to the Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

(H)       from any remaining Interest Remittance Amounts, to the Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(ii)         (A)      on each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distributions of principal as set forth below, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)        to the Class A Certificates, until the Class Certificate Balance thereof is reduced to zero; and

(b)        sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero;

(B)        on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distribution of principal, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

(a)        to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, until the Class Certificate Balance thereof is reduced to zero;

(b)        to the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(c)        to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(d)        to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1

Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(e)        to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(f)         to the Class B-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(g)        to the Class B-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class B-1 Certificates in clause (ii)(B)(f) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

(h)        to the Class B-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class B-1 Certificates in clause (ii)(B)(f) above and to the Class B-2 Certificates in clause (ii)(B)(g) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(iii)        any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Account, shall be distributed in the following order of priority:

(A)       to the holders of the Class M-1 Certificates, any Unpaid Interest Amount for such Class;

(B)        to the holders of the Class M-2 Certificates, any Unpaid Interest Amount for such Class;

(C)       to the holders of the Class M-3 Certificates, any Unpaid Interest Amount for such Class;

(D)       to the holders of the Class M-4 Certificates, any Unpaid Interest Amount for such Class;

(E)        to the holders of the Class B-1 Certificates, any Unpaid Interest Amount for such Class;

(F)        to the holders of the Class B-2 Certificates, any Unpaid Interest Amount for such Class;

(G)       to the holders of the Class B-3 Certificates, any Unpaid Interest Amount for such Class;

(H)       to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

(I)         from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date, first, to the Class A Certificates, second, to the Class M-1 Certificates, third, to the Class M-2 Certificates and fourth, to the Class M-3 Certificates, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

(J)         to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(I); and

(K)        to the holders of the Class R Certificates, any remaining amount.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after distribution thereof to the Class A Certificates will be included as part of the distributions pursuant to clause (ii)(B) above.

If on any Distribution Date, as a result of the foregoing allocation rules, the Class A Certificates do not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then that unpaid amount will be recoverable by the holders of that Class, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

(b)        On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

(c)        On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the Accrued Certificate Interest Distribution Amounts for the Offered Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

Section 4.03     Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Master Servicer, the Depositor, the Mortgage Pool Insurer and each Rating Agency a statement setting forth with respect to the related distribution:

(i)         the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)         the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(iii)        if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

(iv)        the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)        the Pool Stated Principal Balance for the following Distribution Date;

(vi)        the amount of the Servicing Fees paid to or retained by the Master Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

(vii)       the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)      the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Master Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)        the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(x)        for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

(xi)        with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(xii)       the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii)      whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xiv)      the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xv)       in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(xvi)      the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

(xvii)     the Overcollateralized Amount and Specified Overcollateralized Amount;

(xviii)    Prepayment Premiums collected by or paid by the Master Servicer;

(xix)      the Cumulative Loss Percentage;

(xx)       the amount distributed on the Class X Certificates;

(xxi)      the amount of any Subsequent Recoveries for such Distribution Date;

(xxii)     whether a Mortgage Pool Insurance Trigger is in effect;

(xxiii)    each Mortgage Loan that has been released to the Class X-1 Certificateholder pursuant to Section 3.15(b);

(xxiv)    the amount paid under the Mortgage Pool Insurance Policy included in the distribution on such Distribution Date; and

(xxv)     the amount of remaining coverage under the Mortgage Pool Insurance Policy as of the Determination Date.

(b)        The Trustee’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Master Servicer, the Responsible Party and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer or the Responsible Party. The Trustee will provide the above statement via the Trustee’s internet website. The Trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request.

(c)        Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

(d)        Not later than the Reporting Date, the Master Servicer shall furnish to the Trustee and the Mortgage Pool Insurer a monthly remittance advice statement (in a format mutually agreed upon by the Master Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the “Master Servicer Remittance Report”).

The Master Servicer shall furnish to the Trustee and the Mortgage Pool Insurer an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

(i)         with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment and any Prepayment Premiums);

(ii)         with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)        the amount of servicing compensation received by the Master Servicer during the prior distribution period;

(iv)        the individual and aggregate Stated Principal Balance of the Mortgage Loans;

(v)        the aggregate of any expenses reimbursed to the Master Servicer during the prior distribution period pursuant to Section 3.11;

(vi)        the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(vii)       each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

(viii)      with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan;

(ix)        each Mortgage Loan that will be released to the Class X-1 Certificateholder pursuant to Section 3.15(b); and

(x)        any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.03(a).

Section 4.04     Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of “LIBOR.” Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.05     Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of Offered Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Balances of the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTB3 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTB3 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTB2 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTB1 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM4 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM3 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM3 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I Regular

Interest I-LTAA, REMIC I Regular Interest I-LTM2 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM2 has been reduced to zero; and ninth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM1 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM1 has been reduced to zero.

Section 4.06     Distributions on the REMIC I Regular Interests.

(a)        (1)        On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates, as the case may be:

(i)         to Holders of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2, REMIC I Regular Interest I-LTB3 and REMIC I Regular Interest I-LTZZ, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest I-LTZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTB3 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by such amount;

to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)       98.00% of such remainder to the Holders of REMIC I Regular Interest I-LTAA, until the Uncertificated Balance of such Uncertificated REMIC I Regular Interest is reduced to zero;

(B)        2.00% of such remainder, first, to the Holders of REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTB3, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated

Balances of such REMIC I Regular Interests are reduced to zero and second to the Holders of REMIC I Regular Interest I-LTZZ, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero; then

(C)       any remaining amount to the Holders of the Class R Certificates;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ, respectively.

ARTICLE V

THE CERTIFICATES

Section 5.01     The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Depositor hereby directs the Trustee to register the Class X, Class X-1 and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver such Class X and Class P Certificates to Deutsche Bank National Trust Company, as NIM Trustee, or to such other Person or Persons as the Depositor shall request.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02     Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any

Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)        No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class X-1, Class P or Class R Certificates, to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I-1 (the “Rule 144A Letter”) or Exhibit I-2 (the “Non-Rule 144A Investment Letter”) or (ii) in the case of the Class X Certificates or Class X-1 Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to (i) the transfer of the Class R, Class X, Class X-1 or Class P Certificates to the Depositor or an affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or Exhibit I-2), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Master Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

The Class R Certificates and Class P Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan or arrangement subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)        Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

(ii)         No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)        Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an

Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)        Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

(v)        The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Responsible Party or the Master Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)        The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)        Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Master Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)         Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Master Servicer, and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04     Persons Deemed Owners. The Master Servicer, the Trustee, the Depositor, and any agent of the Master Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the Depositor or any agent of the Master Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

Section 5.05     Access to List of Certificateholders’ Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06     Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes, located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

The Co-Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Pennsylvania where the Mortgage Pool Insurance Policy shall be delivered. The Co-Trustee initially designates its office at 123 South Broad Street, 11th Floor, PA 1328, Philadelphia, Pennsylvania 19109, Attention: Structured Finance Trust Services/Nicholas A. Caramanico for such purposes. The Co-Trustee will give prompt written notice to the Certificateholders and the Mortgage Pool Insurer of any change in such location of any such office or agency. The Co-Trustee will pay the Mortgage Pool Insurer Fee in accordance with Section 8.14(c).

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01     Respective Liabilities of the Depositor and the Master Servicer. The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02     Merger or Consolidation of the Depositor or the Master Servicer. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation, national banking association, federally chartered savings bank or limited partnership as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or limited partnership, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Offered Certificates.

Section 6.03     Limitation on Liability of the Depositor, the Master Servicer and Others. Neither the Depositor, the Master Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee, Affiliate or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account, any such right of reimbursement being prior to the right of the Certificateholders to receive any amount out of the Collection Account.

Section 6.04     Limitation on Resignation of the Master Servicer. (a) The Master Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Master Servicer, the Depositor and the Trustee and the Master Servicer has the written approval of the Mortgage Pool Insurer as contemplated under the Mortgage Pool Insurance Policy or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Master Servicer’s responsibilities and obligations hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a Subservicer as payee of any indemnification amount payable to the Master Servicer hereunder; provided, however, that no Subservicer shall be a third party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

Section 6.05     Additional Indemnification by the Master Servicer; Third Party Claims. The Master Servicer shall indemnify the Responsible Party, the Depositor and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer immediately shall notify the Responsible Party, the Depositor and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Responsible Party, the Depositor and the Trustee, as applicable) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Responsible Party, the Depositor, or the Trustee in respect of such claim.

ARTICLE VII

DEFAULT

Section 7.01     Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a)        any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, or by the Trustee, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

(b)        the failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer set forth in this Agreement, which continues unremedied for a period of forty-five days (except that such number of days shall be thirty days in the case of the failure to observe the covenant to maintain a Subservicing Agreement with an eligible Subservicer to the extent required in accordance with Section 3.02(b), and fifteen days in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22 or 3.23 and a failure to deliver the certification pursuant to Section 8.12(c)), after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or by the Trustee, or to the Master Servicer, the Depositor and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 45 (or 30 or 15, as applicable) days after notice or actual knowledge by the Master Servicer, the cure period may be extended for an additional 45 (or 30 or 15,as applicable) days upon delivery by the Master Servicer to the Trustee of a certificate to the effect that the Master Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Master Servicer is diligently pursuing remedial action; or

(c)        a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(d)        the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(e)        the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

(f)         any failure of the Master Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

(g)        any failure of the Master Servicer to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac in good standing.

If an Event of Default described in clauses (a) through (e) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the Master Servicer (with a copy to each Rating Agency and the Mortgage Pool Insurer), terminate all of the rights and obligations of the Master Servicer under this Agreement to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Master Servicer of the occurrence of an Event of Default described in clauses (b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the Master Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Master Servicer of the default on any Remittance Date on which the Master Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of the Master Servicer to make an Advance to the extent required, the Trustee, as successor Master Servicer, or another successor Master Servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Depositor. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account of the predecessor Master Servicer, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, all amounts accrued and owing to the Master Servicer under this Agreement on or prior to the date of such termination, including all accrued and unpaid portion of the Servicing Fees to which the Master Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Master Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

Section 7.02     Trustee to Act; Appointment of Successor. On and after the time the Trustee gives, and the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Sections 3.06 and 7.03, and subject to the written approval of the Mortgage Pool Insurer and the rights of the Trustee to appoint a successor Master Servicer, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Master Servicer to make P&I Advances and Servicing Advances as successor Master Servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by the Master Servicer of the notice of termination pursuant to Section 7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to its Collection Account if the Master Servicer had continued to act hereunder including, if the Master Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee as provided herein). Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. No such appointment of a successor to the Master Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the Master Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans, which is approved in writing by the Mortgage Pool Insurer and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Master Servicer (other than liabilities of the terminated Master Servicer under Section 6.03 incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to the predecessor Master Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

In the event that the Master Servicer is terminated pursuant to Section 7.01, the terminated Master Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Master Servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Master Servicer shall be paid by the successor Master Servicer (in which case the successor Master Servicer shall be entitled to reimbursement therefor from the Trust Fund or if the successor Master Servicer fails to pay, the Trustee pays such amounts from the Trust Fund). If the Trustee is the predecessor Master Servicer (except in the case where the Trustee in its role as successor Master Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Master Servicer and not by the predecessor Master Servicer’s actions or omissions), such costs shall be paid by the successor Master Servicer (in which case the successor Master Servicer shall be entitled to reimbursement therefor from the Trust Fund or if the successor Master Servicer fails to pay, the Trustee pays such amounts from the Trust Fund) promptly upon presentation of reasonable documentation of such costs.

Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of Master Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Master Servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.13.

Any such successor Master Servicer shall be required to satisfy the requirements of a successor Master Servicer under this Section 7.02.

Section 7.03     Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Mortgage Pool Insurer and to each Rating Agency.

(b)        Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders, the Mortgage Pool Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND CO-TRUSTEE

Section 8.01     Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

Unless an Event of Default known to the Trustee has occurred and is continuing,

(a)        the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)        the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)        the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02     Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

(a)        the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)        the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)        the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(e)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)         the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)        the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

(h)        the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01; and

(i)         the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 8.03     Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04     Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05    Trustee’s Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(a)	this Agreement,
(b)	the Certificates, or
(c)	the performance of any of the Trustee’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Master Servicer’s obligations in connection with this Agreement for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) resulting from any breach of the Responsible Party’s obligations in connection with this Agreement for which the Responsible

Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(e) of this Agreement, or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A)       the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

(B)        the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

(C)       printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

Section 8.06     Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07     Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer, and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08     Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all

Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09     Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10     Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider appropriate. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by the Master Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)        To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)        No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)        The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)        The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11     Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

(a)        prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)        within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)        make an election that each REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)        prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)        provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non-Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)         to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)        not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

(h)        pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)         cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)         maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)        as and when necessary and appropriate, represent either Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of either Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of either Trust REMIC created hereunder, for federal income tax purposes.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of LIBOR Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of a LIBOR Certificate acquired by an initial Holder thereof between such right and the related REMIC II Regular Certificate. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

If any tax is imposed on “prohibited transactions” of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of REMIC I as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or (iii) the Responsible Party if such tax arises out of or results from the

Responsible Party’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) the Purchaser, if such tax arises out of or results from the Purchaser’s obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, or (v) in all other cases, or if the Trustee, the Responsible Party or the Master Servicer fails to honor its respective obligations under the preceding clause (i), (ii), (iii) or (iv) any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the Master Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to either Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 8.12     Periodic Filings. (a) The Trustee and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act. Except as provided for in Section 8.12(b), the Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.12, or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

(b)        The Depositor shall prepare or cause to be prepared and file the current Report on Form 8-K attaching this Agreement as an exhibit and, thereafter, each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations. Such Form 10-K shall include as exhibits the Master Servicer’s annual statement of compliance described under Section 3.22 and the accountant’s report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee (and upon which the Trustee may rely in delivering its certification hereunder). If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the “Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

(c)        In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K), and the Master Servicer shall sign a certification solely with respect to the Master Servicer (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (A) the Trustee shall indemnify and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 8.12(c) or (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N, and (B) the Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Master Servicer’s obligations under this Section 8.12(c) or (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Master Servicer in the form of Exhibit O or in the Officer’s Certificate provided pursuant to Section 3.22. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees (a) in connection with a breach of the Trustee’s obligations under this Section 8.12(c) or (b) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and the Master Servicer on the other in connection with (a) a breach of the Master Servicer’s obligations under this Section 8.12(c) or (b) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Master Servicer in the form of Exhibit O or in the Officer’s Certificate provided pursuant to Section 3.22.

(d)        Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

(e)        Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

Section 8.13     Tax Classification of the Excess Reserve Fund Account. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account as beneficially owned by the holders of the Class X Certificates. The Trustee shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of LIBOR Certificates will be comprised of two components – a REMIC II Regular Certificate and an interest in an interest rate cap contract, and the Class X Certificateholders will be comprised of two components – a REMIC II Regular Certificate and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the applicable REMIC II Regular Certificates based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such right and the related REMIC II Regular Certificate.

Section 8.14     Duties of the Co-Trustee.

(a)        The Issuer hereby acknowledges that the Depositor, on behalf of the Issuer, has retained the services of the Co-Trustee at a Pennsylvania office solely to (i) receive and hold the Mortgage Pool Insurance Policy on behalf of the Certificateholders and (ii) make and receive payments and claims with respect to the Mortgage Pool Insurance Policy. The Co-Trustee acknowledges receipt of the Mortgage Pool Insurance Policy and agrees to perform such services at such office in the manner described below.

(b)        The parties to this Pooling and Servicing Agreement acknowledge that except as otherwise provided in this Section 8.14 of this Pooling and Servicing Agreement, the Co-Trustee shall not undertake nor have any of the duties or responsibilities of the Trustee and shall have no duties or obligations under this Pooling and Servicing Agreement other than as set forth in this Section 8.14.

(c)        On the Closing Date, the Depositor shall pay to the Co-Trustee an amount equal to the Mortgage Pool Insurer Fee by wire transfer of immediately available funds in accordance with the instructions provided below, and the Co-Trustee shall pay such amount to the Mortgage Pool Insurer on the Closing Date by wire transfer of immediately available funds in accordance with such instructions as are furnished by the Mortgage Pool Insurer. The Co-Trustee shall execute and deliver claims pursuant to and in accordance with the Mortgage Pool Insurance Policy on behalf of the Trustee and for the benefit of the Certificateholders. If the Co-Trustee receives any payments under the Mortgage Pool Insurance Policy or this Pooling and Servicing Agreement from the Mortgage Pool Insurer, the Co-Trustee shall pay such proceeds to the Trustee by wire transfer of immediately available funds on the date of receipt for deposit in the Distribution Account.

The wiring instructions for the Co-Trustee are:

Wachovia Bank, National Association

Charlotte, NC ABA# 053000219

D/5000000016439

FFC: GSAMP 2005-S2

Attention to: Maryanne Schrader

CT 2845

(d)        The Co-Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having aggregate capital surplus and undivided profits of at least $50,000,000, and subject to supervision or examination by a federal or state authority, and otherwise acceptable to the Mortgage Pool Insurer. In case at any time the Co-Trustee shall cease to be eligible in accordance with the provisions of this Section, the Co-Trustee shall resign immediately in the manner and with the effect specified in Section 8.14(e) hereof. The corporation or national banking association serving as Co-Trustee may have normal banking and trust relationships with the Depositor and its affiliates.

(e)        The Co-Trustee may at any time resign and be discharged from the trusts hereby created (1) by giving written notice of resignation to the Mortgage Pool Insurer and the Trustee, not less than 60 days before the date specified in such notice when such resignation is to take effect, and (2) upon acceptance of appointment by a successor Co-Trustee in accordance with this Section 8.14(e) and meeting the qualifications set forth in Section 8.14(d). If no successor Co-Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice or resignation, the resigning Co-Trustee may petition any court of competent jurisdiction for the appointment of a successor Co-Trustee.

If at any time (i) the Co-Trustee shall cease to be eligible in accordance with the provisions of Section 8.14(d) hereof and shall fail to resign after written request thereto by the Mortgage Pool Insurer or the Trustee, or (ii) the Co-Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Co-Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Co-Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Mortgage Pool Insurer or the Trustee, at the direction of the Mortgage Pool Insurer, may remove the Co-Trustee and appoint a successor Co-Trustee by written instrument, with copies delivered to the Co-Trustee, the Trustee, the Mortgage Pool Insurer, the Issuer and the successor Co-Trustee. Any successor Co-Trustee shall be paid pursuant to an agreement with the Depositor and the assets of the Trust Estate shall not be used to satisfy any obligation to pay the compensation of such successor Co-Trustee.

Any resignation or removal of the Co-Trustee and appointment of a successor Co-Trustee pursuant to any of the provisions of this Section 8.14(e) shall become effective only upon acceptance of appointment by the successor Co-Trustee as provided in this Section 8.14(e) hereof.

(f)         Any successor Co-Trustee appointed as provided in Section 8.14(e) hereof shall execute, acknowledge and deliver to the Mortgage Pool Insurer, the Trustee and to its predecessor Co-Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Co-Trustee shall become effective and such successor Co-Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Co-Trustee herein. The Co-Trustee shall deliver the Mortgage Pool Insurance Policy and any amounts held in its possession for the benefit of the Mortgage Pool Insurer to the successor Co-Trustee upon the appointment of such successor Co-Trustee.

Section 8.15     Co-Trustee’s Fees and Expenses.

(a)        Pursuant to a side letter between the Depositor and the Co-Trustee (which shall be applicable to any successor Co-Trustee), the Depositor has agreed to (i) pay the Co-Trustee as compensation for its duties under this Pooling and Servicing Agreement, a one-time fee on or prior to the Closing Date and (ii) to pay or reimburse the Co-Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Co-Trustee in accordance with any of the provisions of this Pooling and Servicing Agreement (including reasonable counsel fees). Except as set forth in Section 8.15(b), the assets of the Trust Estate shall not be used to satisfy any obligation to pay or reimburse compensation, expenses, disbursements or advances to the Co-Trustee.

(b)        The Co-Trustee and any director, officer, employee or agent of the Co-Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Pooling and Servicing Agreement, or in connection with the performance of any of the Co-Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Co-Trustee’s duties hereunder or by reason of reckless disregard of the Co-Trustee’s obligations and duties hereunder. Such indemnity shall survive the termination of this Pooling and Servicing Agreement or the resignation or removal of the Co-Trustee hereunder. The obligations set forth in this Section 8.15(b) are nonrecourse obligations solely of the Trust Fund and will be payable only from the Trust Fund with respect to the Certificates. The Co-Trustee hereby agrees that it has no rights or claims against any third party directly and shall only look to the Trust Fund to satisfy the obligations under this Section 8.15(b). The Co-Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Trust Fund.

ARTICLE IX

TERMINATION

Section 9.01     Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the the Majority Class X Certificateholder, at the expense of such Majority Class X Certificateholder, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate (“Termination Price”) and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 9.02    Final Distribution on the Certificates. If on any Remittance Date, the Master Servicer notifies the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a Notice of Final Distribution to each Certificateholder. If the Master Servicer (at the direction of the Majority Class X Certificateholder) elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, by the 25th day of the month preceding the month of the final distribution, the Master Servicer shall notify the Depositor, the Mortgage Pool Insurer and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties. The Master Servicer shall be entitled to reasonably rely on a representation from the Majority Class X Certificateholder that it is the Majority Class X Certificateholder and is entitled under this Agreement to direct the Master Servicer to terminate the Trust Fund.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given, the Majority Class X Certificateholder shall remit the applicable Termination Price in immediately available funds to the Master Servicer at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class X Certificateholder, the Master Servicer shall promptly deposit such funds in the Collection Account. During the time such funds are held in such Collection Account, such funds shall be invested, at the direction of the Majority Class X Certificateholder, in Permitted Investments, and the Majority Class X Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Master Servicer for all losses from such investments. The Majority Class X Certificateholder shall be obligated to reimburse the Master Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class X Certificateholder and shall indemnify and hold harmless the Master Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Master Servicer’s termination of the Trust Fund at the direction of the Majority Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s negligence, bad faith or willful misconduct. In connection with any such termination of the Trust Fund, the Master Servicer shall cause all funds in the Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties, to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Majority Class X Certificateholder, or its designee, the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Master Servicer (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their

Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 9.03     Additional Termination Requirements. In the event the Master Servicer (at the direction of the Majority Class X Certificateholder) elects to terminate the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)        The Trustee shall sell all of the assets of the Trust Fund to the Person electing to terminate the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

(b)        The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F 1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01   Amendment. This Agreement may be amended from time to time by the Depositor, the Responsible Party, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Master Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, the Mortgage Pool Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

Section 10.02   Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03   Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04   Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05   Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Mortgage Pool Insurer with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;
2.	The occurrence of any Event of Default that has not been cured;
3.	The resignation or termination of the Master Servicer, the Trustee or the Co-Trustee and the appointment of any successor;
4.	The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and
5.	The final payment to Certificateholders.

(b)        In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.	Each report to Certificateholders described in Section 4.03.

2.	Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer’s Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Co-Trustee and the Master Servicer by the Depositor in writing; (b) in the case of the Master Servicer, to Long Beach Mortgage Company, 1400 South Douglass Road, Suite 100, Anaheim, California 92806, Attention: General Counsel, or such other address as may be hereafter furnished to the Depositor, Trustee and the Co-Trustee by the Master Servicer in writing; (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, the Co-Trustee and the Master Servicer, (d) in the case of the Co-Trustee, Wachovia Bank, National Association, 123 South Broad Street, 11th Floor, PA 1328, Philadelphia, Pennsylvania 19109, Attention: Structured Finance Trust Services/Nicholas A. Caramanico, or such other address as the Co-Trustee may hereafter furnish to the Trustee, the Depositor and the Master Servicer, (e) in the case of the Responsible Party, Long Beach Mortgage Company, 1400 South Douglass Road, Suite 100, Anaheim, California 92806, Attention: General Counsel, or such other address as the Responsible Party may hereafter furnish to the Depositor, the Trustee, the Co-Trustee and the Master Servicer, (f) in the case of the Mortgage Pool Insurer, the address specified in the Mortgage Pool Insurance Policy, or such other address as the Mortgage Pool Insurer may hereafter furnish to the Trustee, the Co-Trustee, the Depositor and the Master Servicer and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07   Assignment; Sales; Advance Facilities. (a) The Master Servicer, or the Trustee on behalf of the Trust Fund and at the direction of the Master Servicer, is hereby authorized to enter into a facility (the “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may make all or a portion of the P&I Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer’s obligation to fund such P&I Advances and/or Servicing Advances. The Trustee shall execute any acknowledgment required by the Master Servicer which the Master Servicer shall request pursuant to an Advance Facility. To the extent that an Advancing Person makes all or a portion of any P&I Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing

Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 10.07(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable P&I Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person’s statement with respect to the amount of any reimbursement pursuant to this Section 10.07 and with respect to the Advancing Person’s statement with respect to the Section of this Agreement that permits the applicable P&I Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of P&I Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Subservicer pursuant to Article VI hereof and will not be deemed to be a Subservicer under this Agreement.

(b)        If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under Section 10.07(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing Person reimbursements for P&I Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such P&I Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such P&I Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the Master Servicer and the Advancing Person may agree and is notified to the Trustee in writing by the Master Servicer.

(c)        Notwithstanding the foregoing, none of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any reimbursement pursuant to this Section 10.07 (other than as set forth in subsection (b) above) nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of reimbursement amounts to the Advancing Person.

(d)        All P&I Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in first out” (FIFO) basis.

Section 10.08   Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.09   Inspection and Audit Rights. The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Mortgage Pool Insurer or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Mortgage Pool Insurer or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the Master Servicer incident to the exercise by the Depositor, the Mortgage Pool Insurer or the Trustee of any right under this Section 10.09 shall be borne by the party making the request. The Master Servicer may impose commercially reasonable restrictions on dissemination of information the Master Servicer defines as confidential.

Nothing in this Section 10.09 shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require the Master Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Master Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 10.10   Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11   Third Party Beneficiary. The Mortgage Pool Insurer shall be an express third-party beneficiary of Section 2.03 and Section 2.08 of this Agreement, entitled to enforce the provisions thereof as if a party hereto.

Section 10.12   Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 10.13   Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

*    *    *    *    *    *    *

IN WITNESS WHEREOF, the Depositor, the Trustee, the Responsible Party and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP., as Depositor .

By:	/s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity

By:	/s/ Nicholas Gisler
Name: Nicholas Gisler
Title: Associate

By:	/s/ Valerie Delgado
Name: Valerie Delgado
Title: Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Trustee

By:	/s/ N.A. Caramanico
Name: N.A. Carmanico
Title: Vice President

LONG BEACH MORTGAGE COMPANY, as Responsible Party

By:	/s/ Richard Fisher
Name: Richard Fisher
Title: Senior Vice President

LONG BEACH MORTGAGE COMPANY, as Master Servicer

By:	/s/ Richard Fisher
Name: Richard Fisher
Title: Senior Vice President

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

GSAMP Mortgage Loan Trust 2005-S2,

Mortgage Pass-Through Certificates

Representations and Warranties of Long Beach Mortgage Company, as Master Servicer

Long Beach Mortgage Company (“Long Beach”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor, and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)        Long Beach is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)        Long Beach has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by Long Beach and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligations of Long Beach, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by Long Beach to make this Agreement valid and binding upon Long Beach in accordance with its terms.

(c)        No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to Long Beach or, if required, such consent, approval, authorization, or order has been or shall, prior to the Closing Date, be obtained.

(d)        The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of Long Beach and shall not (i) result in the breach of any term or provision of the charter or by-laws of Long Beach, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which Long Beach or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which Long Beach or its property is subject.

(e)        There is no action, suit, proceeding or investigation pending or, to the best of Long Beach’s knowledge, threatened against Long Beach which, either in any one instance or in the aggregate, is likely (in Long Beach’s judgment) to adversely affect the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Long Beach contemplated herein, or which would be likely to impair materially the ability of Long Beach to perform its obligations hereunder.

(f)         Long Beach is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. Long Beach is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac in good standing. No event has occurred, including but not limited to, a change in insurance coverage, which would make Long Beach unable to comply with eligibility requirements of Fannie Mae or Freddie Mac.

SCHEDULE III

GSAMP Mortgage Loan Trust 2005-S2,

Mortgage Pass-Through Certificates

The Responsible Party hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Master Servicer and the Trustee, as of the Closing Date.

(a)        The Responsible Party is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)        The Responsible Party has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Responsible Party and the consummation of the transactions contemplated hereby, including, without limitation, the repurchase obligations hereinafter contained, have been duly and validly authorized. This Agreement and all other documents and instruments contemplated hereby, in each case assuming due authorization, execution and delivery by the other parties hereto, evidence the valid, binding and enforceable obligations of the Responsible Party, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Responsible Party to make this Agreement valid and binding upon the Responsible Party in accordance with its terms.

(c)        No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Responsible Party or, if required, such consent, approval, authorization, or order has been or shall, prior to the Closing Date, be obtained.

(d)        The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Responsible Party and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Responsible Party, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Responsible Party or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Responsible Party or its property is subject.

(e)        There is no action, suit, proceeding or investigation pending or, to the best of the Responsible Party’s knowledge, threatened against the Responsible Party which, either in any one instance or in the aggregate, is likely (in the Responsible Party’s judgment) to draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Responsible Party contemplated herein, or which would be likely to impair materially the ability of the Responsible Party to perform its obligations hereunder.

(f)         The Responsible Party is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to, a change in insurance coverage, which would make the Responsible Party unable to comply with eligibility requirements of HUD.

(g)        The Responsible Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

SCHEDULE IV

SCHEDULE OF COVERED LOANS

EXHIBIT A-1

FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

Certificate No.	:
Cut-off Date	:	May 1, 2005
First Distribution Date	:	June 27, 2005
Initial Certificate Balance of this Certificate (“Denomination”)	:
Initial Certificate Balances of all Certificates of this Class	:	Class	Class Certificate Balance
		Class A	$ 315,407,000.00
		Class M-1	$ 38,966,000.00
		Class M-2	$ 28,359,000.00
		Class M-3	$ 11,040,000.00
		Class M-4	$ 8,226,000.00
		Class B-1	$ 8,443,000.00
		Class B-2	$ 8,659,000.00
		Class B-3	$ 6,494,000.00

CUSIP	:	Class	CUSIP No.
		Class A	32642D 3D 3
		Class M-1	32642D 3E 1
		Class M-2	32642D 3F 8
		Class M-3	32642D 3G 6
		Class M-4	32642D 3H 4
		Class B-1	32642D 3J 0
		Class B-2	32642D 3K 7
		Class B-3	32642D 3L 5
ISIN	:	Class	ISIN
		Class A	US32642D3D37
		Class M-1	US32642D3E10
		Class M-2	US32642D3F84
		Class M-3	US32642D3G67
		Class M-4	US32642D3H41
		Class B-1	US32642D3J07
		Class B-2	US32642D3K79
		Class B-3	US32642D3L52

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2005-S2

Mortgage Pass-Through Certificates, Series 2005-S2

[Class A] [Class M-] [Class B-]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Authenticated:

By: ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2005-S2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer (at the direction of the Majority Class X Certificateholder) will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

__________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number               , or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to ______________________________________.

This information is provided by _________________________________________________________________,

the assignee named above, or ______________________________________________________________________________________,

as its agent.

EXHIBIT B

FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2005
First Distribution Date	:	June 27, 2005
Percentage Interest of this Certificate (“Denomination”)	:	100%
CUSIP	:	32642D 3M 3
ISIN	:	US32642D3M36

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2005-S2

Mortgage Pass-Through Certificates, Series 2005-S2

Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or other plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law (“Similar Law”), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Authenticated:

By ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2005-S2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer (at the direction of the Majority Class X Certificateholder) will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________.

__________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number               , or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to ______________________________________.

This information is provided by _________________________________________________________________,

the assignee named above, or ______________________________________________________________________________________,

as its agent.

EXHIBIT C

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1
Cut-off Date	:	May 1, 2005
First Distribution Date	:	June 27, 2005
Percentage Interest of this Certificate (“Denomination”)	:	100%
CUSIP	:	32642D 3P 6
ISIN	:	US32642D3P66

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates, Series 2005-S2

Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Authenticated:

By: ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2005-S2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer (at the direction of the Majority Class X Certificateholder) will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

___________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number               , or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to ______________________________________.

This information is provided by _________________________________________________________________,

the assignee named above, or______________________________________________________________________________________,

as its agent.

EXHIBIT D-1

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:	May 1, 2005
First Distribution Date	:	June 27, 2005
Percentage Interest of this Certificate (“Denomination”)	:	100%
Notional Balance	:	$432,954,843.11
CUSIP	:	32642D 3N 1
ISIN	:	US32642D3N19

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates, Series 2005-S2

Class X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has a Notional Balance equal to the aggregate Stated Principal Balance of the Mortgage Loans. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Goldman, Sachs & Co. is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class X Certificates pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class X Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the transferee is an insurance company (and the Certificates have been offered in an ERISA-Qualifying Underwriting), a representation letter that the transferee is using the assets of its general account and that the purchase and holding of this Certificate are covered under Section I and III of Prohibited Transaction Class Exemption 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, to the effect that the purchase and holding of this Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which representation letter or Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Authenticated:

By: ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2005-S2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer (at the direction of the Majority Class X Certificateholder) will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________________________________________________ .

__________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number               , or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to ______________________________________.

This information is provided by _________________________________________________________________,

the assignee named above, or_______________________________________________________________________________________,

as its agent.

EXHIBIT D-2

FORM OF CLASS X-1 CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR (IF THE CERTIFICATES HAVE BEEN OFFERED IN AN ERISA-QUALIFYING UNDERWRITING), IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:	May 1, 2005
First Distribution Date	:	June 27, 2005

Initial Certificate Balance of this Certificate (“Denomination”)	:	0.00
Initial Certificate Balances of all Certificates of this Class	:	0.00
CUSIP	:	32642D 3Q 4
ISIN	:	US32642D3Q40

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates, Series 2005-S2

Class X-1

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X-1 Certificate is entitled to distributions with respect to certain Mortgage Loans that are initially assets of the Trust. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of any monthly distributions due to the Class X-1 Certificates pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”, and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X-1 Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class X-1 Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer (ii) if the transferee is an insurance company (and the Certificates have been offered in an ERISA-Qualifying Underwriting), a representation letter that the transferee is using the assets of its general account and that the purchase and holding of this Certificate are covered under Section I and III of Prohibited Transaction Class Exemption 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, to the effect that the purchase and holding of this Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which representation letter or Opinion of Counsel shall not be an expense of the

Trustee, the Master Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Authenticated:

By: ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

GS MORTGAGE SECURITIES CORP.

GSAMP TRUST 2005-S2

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2005-S2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the assets of the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The

Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Master Servicer (at the direction of the Majority Class X Certificateholder) will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________.

___________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________________ for the account of _______________________________________ account number               , or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to ______________________________________.

This information is provided by _________________________________________________________________,

the assignee named above, or ______________________________________________________________________________________,

as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF TRUSTEE

[date]

[Depositor]

[Master Servicer]

_____________________

_____________________

Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Long Beach Mortgage Company, as Master Servicer, Long Beach Mortgage Company, as Responsible Party, Deutsche Bank National Trust Company, as Trustee, and Wachovia Bank, National Association, as Co-Trustee, GSAMP Trust, 2005-S2

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i)         the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse” and

(ii)         a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.

By:
Name:
Title:

EXHIBIT F

FORM OF DOCUMENT CERTIFICATION

AND EXCEPTION REPORT OF TRUSTEE

[date]

[Depositor]

[Master Servicer]

_____________________

_____________________

Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Long Beach Mortgage Company, as Master Servicer, Long Beach Mortgage Company, as Responsible Party, Deutsche Bank National Trust Company, as Trustee, and Wachovia Bank, National Association, as Co-Trustee, GSAMP Trust, 2005-S2

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)         The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii)        The original recorded Mortgage.

(iii)        A duly executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv)        The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v)        The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and [(12)] of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:

EXHIBIT G

RESIDUAL TRANSFER AFFIDAVIT

GSAMP Trust 2005-S2,

Mortgage Pass-Through Certificates

STATE OF	)
	)	ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.          The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2005 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.          The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.          The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.          The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.          The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.          The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.          The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.          The Transferee’s taxpayer identification number is __________.

9.          The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.        The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.        The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.        Check one of the following:

[    ]      The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)         the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)         the present value of the expected future distributions on such Certificate; and

(iii)        the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[    ]       The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)         the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)         at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)        the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)        the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[    ]      None of the above.

13.        The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan or arrangement that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

Print Name of Transferee

By:
Name:
Title:

[Corporate Seal]

ATTEST:

_____________________________________

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this __ day of ________, 20__.

Notary Public

My Commission expires the __ day of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.

85 Broad Street

New York, New York 10004

Attention:

Deutsche Bank National Trust Company,

as Trustee

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Re: GSAMP Trust, 2005-S2, Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT I-1

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.

85 Broad Street

New York, New York 10004

Attention:

Deutsche Bank National Trust Company,

as Trustee

1761 East St. Andrew Place

Santa Ana, California 92705-4934

GSAMP Trust 2005-S2, Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) with respect to a Class X or Class X-1 Certificate that has been the subject of an “ERISA-Qualifying Underwriting”, (A) we are an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (B) we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.          In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $            1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____     Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____     Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____     Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____     Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____     Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

_________________________

1               Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____     State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____     ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____     Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____     Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____     Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.          Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Transferor

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.          In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____     The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____     The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

.3.         The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.          The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.          Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT I-2

FORM OF INVESTMENT LETTER (NON RULE 144A)

_____________________

Date

GS Mortgage Securities Corp.

85 Broad Street

New York, New York 10004

Attention:

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Re:	GSAMP Trust 2005-S2, Mortgage Pass Through Certificates,
Series 2005-S2, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) with respect to a Class X or Class X-1 Certificate that has been the subject of an “ERISA-Qualifying Underwriting”, (A) we are an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (B) we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT J

FORM OF REQUEST FOR RELEASE

(FOR TRUSTEE)

To:	[Address]

In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____1.

Mortgage Loan Paid in Full. (The Master Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2.

Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Master Servicer hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3.

Mortgage Loan Liquidated by _________________. (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.	Mortgage Loan in Foreclosure.

____5.	Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If Box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

Address to which Trustee should Deliver the Trustee’s Mortgage File:

By:
(authorized signer)
Issuer:
Address:

Date:

Trustee

Acknowledged receipt by:

Deutsche Bank National Trust Company, as Trustee

By:
Name:
Title:
Date

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Master Servicer or delivered to and retained by the Trustee, as applicable:

(i)         (A) the original Mortgage Note bearing all intervening endorsements, endorsed (on the Mortgage Note or on an allonge attached thereto) “Pay to the order of _________, without recourse” and signed by facsimile signature in the name of the Responsible Party, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to the Responsible Party or (B) a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note;

(ii)         the original Mortgage, with evidence of recording thereon; provided that (x) if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Responsible Party by such recording office, the Responsible Party shall, no later than 270 days following the Closing Date, deliver to the Trustee the original of such Mortgage, with evidence of recording thereon, and (y) if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, the Responsible Party may deliver or cause to be delivered to the Trustee a photocopy of such Mortgage certified by the Responsible party or such public recording office to be a true and complete copy of the original recorded Mortgage;

(iii)        the original Assignment of Mortgage, from the Responsible Party signed by original signature, in blank, which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the recording information);

(iv)        originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Responsible Party; provided that (x) if any original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Responsible Party by such recording office, the Responsible Party shall, no later than 270 days following the Closing Date, deliver to the Trustee the original of such intervening assignment of Mortgage, with evidence of recording thereon, and (y) if such intervening assignment of Mortgage has been lost or if such public recording office retains the original recorded intervening assignment of Mortgage, the Responsible Party may deliver or cause to be delivered to the Trustee a photocopy of such intervening assignment of Mortgage certified by the Responsible Party or such public recording office to be a true and complete copy of the original recorded intervening assignment of Mortgage;

(v)        originals of all assumption and modification agreements, if any, unless such originals are unavailable (in which event the Responsible Party shall deliver to the Trustee a photocopy of each such original, certified by the Responsible Party to be a true and complete copy of the original);

(vi)        the policy of title insurance; provided that if the related title insurer has not issued or delivered the final policy of title insurance to the Responsible Party, the Responsible Party shall (x) provide an original or copy of the related preliminary title commitment, and (y) no later than 270 days following the Closing Date, deliver to the Trustee the related policy of title insurance; and

(vii)       the original or a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon; provided that (x) if the original power of attorney has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Responsible Party by such recording office, the Responsible Party shall, no later than 270 days following the Closing Date, deliver to the Trustee the original of such power of attorney, with evidence of recording thereon, or a photocopy of such power of attorney certified by the Responsible Party or such public recording office to be a true and complete copy of the original recorded power of attorney.

EXHIBIT L

[RESERVED]

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM-10-K

Re:

GSAMP Trust 2005-S2 (the “Trust”) Mortgage Pass-Through Certificates, Series 2005-S2, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”)

I, [identify the certifying individual], certify that:

1.          I have reviewed this annual report on Form 10-K (“Annual Report”), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the “Reports”) filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2.          Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3.          Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4.          Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5.          The Reports disclose all significant deficiencies relating to the Master Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Master Servicer.

Date: _____________________________________

___________________________________________

[Signature]

[Title]

EXHIBIT N

FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:

GSAMP Trust 2005-S2 (the “Trust”) Mortgage Pass-Through Certificates, Series 2005-S2, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”)

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.          I have reviewed the annual report on Form 10-K (the “Annual Report”) for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2.          Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3.          Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: ____________________________________________

DEUTSCHE BANK NATIONAL TRUST COMPANY

__________________________________________________

Name: ___________________________________________

Title: ____________________________________________

EXHIBIT O

FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:

GSAMP Trust 2005-S2 (the “Trust”) Mortgage Pass-Through Certificates, Series 2005-S2, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party (the “Responsible Party”), Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Wachovia Bank, National Association, as co-trustee (the “Co-Trustee”)

I, [name of certifying individual], a duly elected and acting officer of Long Beach Mortgage Company (the “Master Servicer”), certify pursuant to Section 8.12 of the Pooling and Servicing Agreement to the Depositor and the Trustee, each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.         For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.22 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all Master Servicer Remittance Reports provided by the Master Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2.         The Relevant Information has been provided to those Persons entitled to receive it.

3.         I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required by the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants’ statement provided pursuant to Section 3.23 of the Pooling and Servicing Agreement, to the best of my knowledge, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

DATED as of ________, 200__.

___________________________________________

[Name]

[Title]

EXHIBIT P

MORTGAGE POOL INSURANCE POLICY

Radian Insurance Inc.

Second Mortgage Pool Insurance Policy

	Radian Insurance Inc. • 1601 Market Street • Philadelphia, PA • 19103

Radian Insurance Inc., a Pennsylvania corporation and a stock insurance company (herein called the “Company”) agrees to pay to the Insured identified below, in consideration of the premium paid or to be paid as specified herein, the Loss sustained by reason of the Default by a Borrower on any Loan insured under this Policy and listed in the attached Schedule, subject to the terms and conditions contained herein.

Insured	WACHOVIA BANK, NATIONAL ASSOCIATION, as co-trustee (the “Co-Trustee”) of GSAMP Trust 2005-S2 (the “Trust”) under a Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor, Long Beach Mortgage Company, as master servicer and responsible party (the “Master Servicer”), Deutsche Bank National Trust Company, as trustee, and the Co-Trustee providing for the issuance by the Trust of its Mortgage Pass-Through Certificates, Series 2005-S2 (collectively, the “Securities”), through its Pennsylvania office located at 123 South Broad Street, Philadelphia, Pennsylvania (the “Pennsylvania Office”).

	R0142015	May 1, 2005
	Policy number	Effective date of policy

Premium rate and payments	0.91% of the Total Insured Loan Amount, payable in a one-time installment.

Premium payment date	May 13, 2005.

Total Insured Loan Amount	$415,884,103.19

Deductible percentage	10%

Deductible dollar amount	$41,588,410.32

Aggregate loss percentage	3.35%

Maximum aggregate liability	$13,932,117.46

Terms and Conditions
1.		Definitions
1.1

Amortized Insured Loan Amount means the unpaid principal balance of the Loan outstanding as of the first day of the month. On or before the tenth day of each month, the Insured shall provide the Company with a report, made on a form or in a format provided or approved by the Company, specifying the Amortized Insured Loan Amount of each Loan.

1.2		Borrower means any individual legally obligated to repay the debt obligation created by a Loan, including any co-borrower, co-signer, co-obligor, or guarantor of the Loan.
1.3		Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.
1.4		Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.
1.5		Combined Loan-to-Value means that ratio, expressed as a percentage, equal to:
a. the sum of:
1. the outstanding principal balance of the Loan as of the date the Loan was Consummated; and
2. the outstanding principal balance, as of the date the Loan was Consummated, of the loan secured by the First Deed of Trust;
divided by
b. the Fair Market Value of the Property.
1.6		Consummated means the date on which the loan was closed and all related loan documents were executed.
1.7		Deductible means 10% of the Total Insured Loan Amount.
1.8

Default means the failure by a Borrower (s) to pay when due a scheduled periodic payment due under the terms of a Loan, or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property, or (c) to pay when due any scheduled periodic payment or any other amount due on any debt or other obligation representing an encumbrance or lien superior to the Loan (including, but not limited to, the First Deed of Trust and tax or other liens or encumbrances).

1.9		Eligibility Criteria means the criteria set forth in Exhibit A attached hereto.
1.10		Eligible Note means the written evidence of indebtedness, unless otherwise amended or limited by the Eligibility Criteria:
	a.	under which the Borrower is obligated to repay a Loan in amortizing monthly installments of principal and interest;

	b.	with an initial term of at least twelve (12) months;
	c.	secured by a Second Deed of Trust; and
	d.	containing therein or in the Second Deed of Trust, where permitted by law,
		1.	.a clause providing for the acceleration of maturity, at the option of the holder, upon default,
		2.	a due-on-sale clause,
		3.	a clause permitting the Insured to make payments on any debt or other obligation representing a lien or other encumbrance which is in default and which has priority over any Second Deed of Trust,
		4.	a clause providing that the Borrower agrees not to take additional advances under any loan secured by a lien or other encumbrance with priority over the Second Deed of Trust,
		5.	a waiver of the Borrower’s homestead exemption, and
		6.	clause providing that any default of the scheduled periodic payment under the First Deed of Trust is considered to be a default under the Loan.
1.11

Fair Market Value means the appraised value of the Property, or other acceptable evidence of value of the Property, as of the date of Consummation; provided that, if the Loan is for the purpose of purchasing the Property, the Fair Market Value shall be the lesser of the sales price or the appraised value as of the date of Consummation.

1.12	First Deed of Trust means a mortgage, deed of trust, or other instrument which:
	a.	constitutes or is equivalent to a first lien or encumbrance on the Property, subject only to the Permitted Encumbrances, and
b.

will allow the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property (by power-of-sale, judicially or otherwise) upon default thereunder or under the loan secured by such instrument and thereby acquire title to the Property, subject only to the Permitted Encumbrances.

1.13	Insured means the Person designated on the face of this Policy.
1.14	Insured Loan Amount means the unpaid principal balance of the Loan as of the Effective Date as set forth on the attached Schedule or, in the case of a substituted Loan, on the date of substitution.
1.15

Loan means a disbursement of proceeds or advance of credit by the Insured to or for the benefit of a Borrower who promises to repay the principal amount of such disbursement, or any future disbursement, plus interest, if any, at a stated annual rate over time, which is evidenced, in any event, by an Eligible Note secured by a Second Deed of Trust, and which is listed on the attached Schedule (or substituted therefor with the Company’s prior written approval) and to which coverage under this Policy has been extended.

1.16

Loan File means, with respect to a Loan, the documents (including all documents in electronic format) created or received in connection with the origination and closing of the Loan, including the Loan File Documents.

1.17	Loan File Documents mean:

	a.	the original, fully-completed Loan application, dated and signed by the Borrower,
	b.	the original credit bureau report on the Borrower obtained in the Loan application process and any updated credit bureau reports on the Borrower obtained by the Insured,
	c.	the original verification of the Borrower’s income obtained in the Loan application process,
d.

the original evidence of Property improvements to be completed, if applicable, which was obtained before or at the time the Loan was Consummated, and the original applicable completion certificates signed by the Borrower,

	e.	a copy of the tax assessment, warranty deed or recorded land contract for sale, if applicable, obtained before or at the time the Loan was Consummated,
	f.	the original Eligible Note,
	g.	the original, recorded Second Deed of Trust,
	h.	the original loan history record, maintained by the Insured in its normal course of business, of payments made on the Loan,
	i.	the original documentary evidence of the Insured’s efforts to effect a cure of any Default and to collect the Loan,
	j.	the original appraisal, or other acceptable evidence of value of the Property approved by the Company,
k.

the original documentary evidence obtained by the Insured, before or at the time the Loan was Consummated, that the Combined Loan-to-Value did not exceed the percentage as set forth in the Eligibility Criteria which is applicable to the Loan,

	l.	the original Regulation Z disclosure statement,
	m.	the original documentary evidence (such as cancelled checks) that any debts to be paid with the Loan proceeds were paid directly by the Insured, and
n.

the original documentary evidence of the normal and customary title search obtained by the Insured showing that the Loan was, or was to be immediately after the Loan was Consummated, secured by a mortgage, deed of trust, or other instrument which constituted or was equivalent to a Second Deed of Trust.

1.18

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss shall be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.19

Maximum Aggregate Liability means the Aggregate Loss Percentage of the Total Insured Loan Amount. The Maximum Aggregate Liability shall not be increased by, nor shall the Insured otherwise receive any credit for, any recoveries by the Company from any Borrower or any other Person or in any other respect in connection with the Loan or in connection with any payment made by the Company under this Policy.

1.20

Perfected Claim means a Claim received by the Company which contains all information and proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.21	Permitted Encumbrances means only the following liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption:
	a.	Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;
b.

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

	c.	Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.
1.22	Person means any individual, corporation, partnership, association or other entity.
1.23

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any environmental condition including contamination by toxic or hazardous waste, chemicals or other substances.

1.24	Policy means this contract of insurance and all commitments, applications, endorsements and schedules, which are incorporated in this Policy, related to Loans insured under this Policy.
1.25

Property means a Residential real property and all improvements thereon which secure the Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.26

Purchase Price means, as to any Loan which the Company has exercised its right to purchase under Section 6.7, the sum of (a) the unpaid principal balance of such Loan as of the date of purchase or in the case of a Loan for which any such Loss has been so charged, the amount of such Loss, (b) other than in the case of a Loan for which any such Loss has been so charged, accrued and unpaid interest thereon through the date of payment for such purchase and (c) other than in the case of a Loan for which any such Loss has been so charged, any unreimbursed servicing advances related to such Loan. In calculating any Purchase Price, the same shall not include any amount in respect of the Servicemembers Civil Relief Act, the California Military and Veterans Code and/or any similar state or local law.

1.27	Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, of a unit in a planned unit development.
1.28	Schedule means the schedule attached hereto listing the Loans secured by Second Deeds of Trust for which coverage under this Policy has been extended.

1.29

Second Deed of Trust means a mortgage, deed of trust, or other similar instrument which constitutes or is equivalent to a lien or encumbrance on the related Property and which secures a Loan, subject only to the related First Deed of Trust and the Permitted Encumbrances, and allows the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property (by power-of-sale, judicially or otherwise) upon Default thereunder or under the Loan secured by such instrument and thereby acquire title to the Property, subject only to the First Deed of Trust and the Permitted Encumbrances.

1.30

Servicer means, initially, Long Beach Mortgage Company as master servicer, or thereafter, that Person acting on behalf of the owner of a Loan (or on behalf of the owner’s designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the owner of the Loan (and the owner’s designee, if any) and will bind the owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments and performing any other acts under this Policy. References in this Policy to a Servicer’s obligations will not be construed as relieving the owner or its designee of responsibility for the Servicer’s performance. The Servicer will initially employ Washington Mutual Bank (the “Subservicer”) as its subservicer, pursuant to a subservicing agreement, to act on its behalf and may, in the future, employ any other subservicer (if previously approved in writing by the Company) to act on its behalf.

1.31	Total Amortized Insured Loan Amount means the sum of the Amortized Insured Loan Amounts of all the Loans.
1.32	Total Insured Loan Amount means the sum of the Insured Loan Amounts of all the Loans.
1.33	Trailing Payment mean any payment on the Loan received by the Insured after a Claim has been filed with the Company.

2.	Obtaining Coverage and Payment of Premiums; Insured’s Representations and Warranties
2.1

Coverage – The Effective Date of this Policy shall be the date specified on the face hereof. Subject to the Company’s right to cancel as set forth in Section 2.2 and applicable law, this Policy shall continue in force until (a) each Loan has been paid in full or is otherwise liquidated or, whether because the transfer of the Loans by the depositor pursuant to the Pooling and Servicing Agreement has been disregarded or for any other reason, is no longer owned by, or pledged by the depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement to, the Co-Trustee for the benefit of the holders of the Securities or (b) the Securities no longer remain outstanding, whether because the Securities have been redeemed, have been paid in full or otherwise have had their respective principal balances reduced to zero.

2.2

Premium – The premium for this Policy shall be paid in the manner and at the rate specified on the face hereof. Failure to pay any installment of the premium within thirty (30) days of the Premium Payment Date shall terminate the liability of the Company with respect to the coverage contained in the Policy, which Policy shall be canceled. There shall be no refund of premium under this Policy. If the liability of the Company for all Losses under this Policy reaches the Maximum Aggregate Liability, the total premium under this Policy is due and payable and shall remain due and payable; provided, however, that the premium shall continue to be calculated and paid in the manner specified on the face hereof.

2.3

Insured – This Policy shall be delivered to and held by the Insured through its Pennsylvania Office, any premiums shall be paid by the Insured through the Insured's Pennsylvania Office, and any claims shall be paid to the Insured through the Insured's Pennsylvania Office.

3.	Changes in Various Loan Terms, Servicing and Insured; Co-ordination and Duplication of Insurance Benefits
3.1

Loan Modifications – Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan; nor subordinate the Second Deed of Trust.

3.2	Open-End Provisions – The Insured may not increase the principal balance of a Loan, unless the written approval of the Company has been obtained.
3.3

Assumptions – If a Loan is assumed with the Insured’s approval, the Company’s liability for coverage of such Loan shall terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company shall not unreasonably withhold approval of an assumption.

3.4

Change of Servicing and Servicing Guidelines – Each Loan shall be master serviced by the Servicer and sub-serviced by Washington Mutual Bank in accordance with the Pooling and Servicing Agreement and the Company’s 2nd lien servicing guidelines as attached hereto as Exhibit A , to the extent not inconsistent with the Pooling and Servicing Agreement. Any change in the Servicer or the Subservicer or material change to guidelines requires prior written approval by the Company.

3.5	Loan Assignment – The sale, assignment or transfer of a Loan by the Insured shall terminate coverage of the Loan hereunder.
3.6

Co-ordination and Duplication of Insurance Benefits – The coverage under this Policy shall be excess over any other insurance, including any primary mortgage insurance, which may apply to the Property or to the Loan.

4.	Exclusions From Coverage

4.1	Eligibility Criteria– Any Claim relating to any Loan which does not satisfy the criteria set forth on Exhibit A attached hereto.
4.2	Effective Date – Any Claim resulting from a Default existing at the Effective Date or occurring after cancellation of this Policy.
4.3

Incomplete Construction – Any Claim when, as of the date of such Claim: (a) construction of a Property is not completed in accordance with the construction plans and specifications upon which the Fair Market Value of the Property was based, or (b) a required completion certificate was falsely certified by the Borrower.

4.4	Negligence – Any Claim where there was negligence by the Insured, the Servicer, the Subservicer or any other Person with respect to the Loan.
4.5	Non-Approved Servicer – Any Claim occurring when, at time of Default or thereafter, the Servicer or the Subservicer is not approved in writing by the Company.
4.6	Physical Damage – Any Claim where, at any time after the Effective Date, Physical Damage to a Property (other than reasonable wear and tear) occurs or manifests itself.
4.7	Combined Loan-to-Value – Any Claim if the Combined Loan-to-Value exceeded the percentage as set forth in the Underwriting Guidelines (as defined herein) which is applicable to the Loan.
4.8	Second Lien Status – Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and Insured hereunder does not provide the Insured with a Second Deed of Trust.
4.9	Future Advances – Any Claim, if the First Deed of Trust allows for future advances, after the date the loan was consummated.
4.10

Breach of the Insured’s Obligations or Representations or Failure to Comply with Terms – Any Claim involving or arising out of any breach by the Insured of its obligations, representations or warranties under, or its failure to comply with the terms of, this Policy the Servicing Guidelines or the Pooling and Servicing Agreement or of its obligations as imposed by operation of law.

4.11

Borrower Defenses – Any Claim if, under applicable law, the Borrower did successfully assert or may have successfully asserted any defense against the Insured so as to release in whole or in part the Borrower’s obligation to repay the Loan, provided, however, that this exclusion shall only apply to the extent and amount of such release.

4.12	Non-Eligible Loans – Any Claim if the Loan did not meet the Eligibility Criteria on the Effective Date or the date a Loan was substituted for another Loan with the Company’s written approval.
4.13

Failure to Provide Loan File – Any Claim if the Insured does not provide the Company with the Loan File upon the Company’s request therefore; provided however, that at any time prior to the Deductible being exhausted, the copies rather than originals of the documents referenced in clauses (a),(d),(g),(h) and (m) of Section 1.17 may be provided.

4.14

Fraud – Any Claim where misrepresentation or fraud with respect to any Loan has taken place on the part of the Servicer, the mortgagor or any third party originator of such Loan, or any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan, or any claim where the origination, underwriting and collection practices used by any Servicer or Subservicer with respect to each Loan have not been in all respects in compliance with applicable laws and regulations, and have not been in all material respects proper, prudent and customary in the subprime mortgage origination and servicing business.

5.	Conditions Precedent to Payment of Claim

5.1

Notice of Default – The Insured must give the Company written notice within fifteen (15) days after either the end of each calendar month or such other day of the month agreed to by the Company and the Insured, of:

	1.	Each Loan on which the Borrower has become two (2) months in Default on the Loan during the period covered by such notice; or
2.

Each Loan on which any proceedings which affect the Loan or the Property or the Insured’s or Borrower’s interest therein have been started during the period covered by such notice, by either the Insured or the holder (owner) of the first or any subordinate mortgage lien on the Property.

5.2

Monthly Reports – Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports must continue until the Borrower is no longer in Default, any proceedings terminate, or until the Company has settled a Claim with respect to such Loan.

5.3	Company’s Option to Accelerate Filing of a Claim – If the Company so directs, at any time after receiving

5.4	Mitigation of Damages – The Insured shall:
a.

Actively pursue reasonable opportunities to prevent and/or mitigate the Loss, including, without limitation good faith efforts by the Insured to: (i) obtain a cure of the Default; (ii) collect amounts due under the Loan; (iii) inspect and appraise the Property; and (iv) implement a short payoff, deed in lieu of foreclosure, note sale or lump sum cash settlement (collectively referred to herein as a “Liquidating Workout”), including, as necessary, waiver of any prepayment penalties, late fees, or similar charges. Notwithstanding the foregoing, the Insured shall not finalize or implement any Liquidating Workout without the Company’s prior written approval.

b.

Following payment of any Claim Amount, promptly forward to the Company any and all Trailing Payments, First Deed of Trust foreclosure notices, and any other information or documentation reasonably likely to assist the Company in mitigating Loss

c.

Without limiting the foregoing, assert its rights in any bankruptcy or similar state proceeding, including filing a proof of claim, filing a responsive pleading, and otherwise taking appropriate steps to protect its interest, whether a priority interest or not, to any potential excess proceeds in any foreclosure or similar action involving the Property, and

d.

In the event the Insured acquires the Property, which acquisition shall be made only upon receipt of prior written approval of the Company, use good faith efforts to timely dispose of the Property at the then fair market value of the Property.

5.5	Claim Information and Other Requirements – At the time of filing of the Claim, the Insured must provide the Company with:
	a.	All information reasonably requested by the Company, including, but not limited to, the Loan File;
	b.	A completed form furnished by or acceptable to the Company for payment of a Claim; and
	c.	An assignment, containing customary representations and warranties, duly and properly executed and in recordable form, of all the Insured’s ownership right, title and interest in and to
		1.	the Loan,
		2.	the Eligible Note, properly endorsed in blank, and
3.

the originals (or in the case of recorded documents which have not been returned by the recording office, certified copies) of any and all documents executed and delivered by or to the Borrower or by any holder of such Loan including,

			(i)	any Second Deed of Trust, and
			(ii)	any policies of title insurance, letter reports of title, or opinions of title and surveys.
5.6

Collection and Loss Mitigation Assistance – The Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan and the identification of loss mitigation opportunities, including obtaining information from the Borrower and/or any other appropriate source, and attempting to develop repayment plans and/or workout strategies acceptable to the Insured. Without limiting the foregoing, at its sole discretion the Company shall have the right to instruct the Insured to waive any prepayment penalties, late fees, or similar charges.

6.	Loss Payment Procedure
6.1

Filing of Claim – The Insured must file a Claim: (i) no earlier than the date on which the Loan becomes five (5) months in Default; and (ii) no later than thirty (30) days after the Loan becomes six (6) months in Default or within the thirty (30) day period specified in Section 5.3 (Company’s Option to Accelerate Filing of a Claim), unless a written extension has been granted by the Company. If the Insured fails to file a Claim within the applicable time, such failure shall be deemed to have been an election by the Insured to waive any right to any benefit under this Policy with respect to such Loan.

6.2	Calculation of Claim Amount – The Claim Amount shall be an amount equal to the lesser of:
	a.	one hundred and ten percent (110%) of the unpaid principal balance due under the Loan as
and
b.

the sum of one hundred percent (100%) of the unpaid principal balance due under the Loan as of the date of Default, plus the amount of the accumulated delinquent interest computed to the date of Claim payment at the Loan rate of interest, plus foreclosure costs, including court costs and reasonable attorneys’ fees, paid

6.3	Claim Withdrawal –
a.

If, at any time prior to payment of the Claim Amount by the Company, the Insured receives any payment(s) which either: (i) cures the Default on the Loan; or (ii) results in the Loan being less than three (3) months in Default, the Insured shall apply such payment(s) to the Loan and shall withdraw the related Claim by providing prompt written notice to the Company of such withdrawal.

b.

If, at any time prior to payment of the Claim Amount, the Insured receives payment(s) constituting full payoff of the Loan, the Insured shall apply such payment(s) to the Loan and shall withdraw the related Claim by providing prompt written notice to the Company of such withdrawal. In such event, the Loan shall no longer be covered under this Policy and shall be removed from the Schedule.

6.4

Payment of Loss – Whenever a Loss becomes payable, the Company shall pay to the Insured, within sixty (60) days after the Insured has filed a Claim in accordance with Section 5.3 (Company’s Option to Accelerate Filing of a Claim) or Section 6.1 (Filing of Claim) the Claim Amount less any payments previously made by the Company with respect to that Loan; provided, however, that on or after the date

6.5	Trailing Payments – After payment by the Company of any Claim Amount hereunder, any and all Trailing Payments (appropriately endorsed) shall be promptly remitted by the Insured to the Company.
6.6

Discharge of Obligation – Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be full and final discharge of its obligation with respect to such Loss under this Policy.

6.7

Option to Purchase a Loan – After the Deductible is no longer available and the Company is required to pay Claims, the Company shall have the first right but not the obligation to purchase on a servicing-released basis and without recourse, any Loan that is ninety (90) days or more delinquent and as to which the Company has not paid a Claim for a Loss, regardless of whether it has approved a Claim for a Loss on such Loan or any Loss on such Loan has been charged against the Deductible or the Securities, by notifying the Insured at any time that it is exercising such right and by paying the related Purchase Price on the last day of a calendar month in accordance with the definition of the term “Purchase Price” hereunder.

7.	Additional Conditions
7.1

Proceedings of Eminent Domain – In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2

Subrogation – To the extent that the Company is entitled under applicable law to pursue an action on the Eligible Note, the Company shall be subrogated, upon payment of the related Loss, in the amount thereof to all of the Insured’s rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers, including, but not limited to, an assignment of the Eligible Note and undertake such other actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.3

Policy for Exclusive Benefit of Insured – The coverage provided under this Policy shall be for the sole and exclusive benefit of the Insured, and in no event shall any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy.

7.4	Arbitration of Disputes; Suits and Actions Brought by the Insured
a.

Unless prohibited by applicable law, or otherwise mutually agreed by the Company and Insured, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of this Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

b.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association’s National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

c.

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company’s liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy. A suit or action against the Company must be commenced within three (3) years after the Loss can be determined unless otherwise required by applicable law.

d.

If a dispute arises concerning a Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.5

Release of Borrower – The Insured’s execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan shall release the Company from its obligation to the extent and amount of said release.

7.6	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”
a.

No condition or requirement of this Policy shall be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

b.

No right or remedy of the Company provided for by this Policy shall be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

	c.	As used in this Policy, the term “include” or “including” shall mean “include or including, without limitation.”
7.7

No Agency – None of the Insured, the Servicer or any Subservicer, nor any of their respective employees or agents, shall be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents (including any Person underwriting the Loan on behalf of the Insured), shall be deemed for any reason to be agents of the Insured, the Servicer or any Subservicer.

7.8	Successors and Assigns – This Policy shall inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.
7.9

Applicable Law and Conformity to Law – All matters under this Policy and the provisions hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts or choice of law provisions.

7.10

Notice – All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at 1601 Market Street, Philadelphia, PA 19103. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

7.11

Reports and Examinations – The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company shall be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan. Without limiting the foregoing, the Insured shall provide the Company from time to time with the principal balances and other information necessary for the Company to confirm the premiums for this Policy.

7.12

Electronic Media – The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media shall be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

7.13

Duty of Cooperation – Whenever requested by the Company, whether or not a notice of Default has been submitted, the Insured shall cooperate with the Company and furnish all reasonable aid, evidence and information in the possession of the Insured or to which the Insured has access with respect to any Loan, including all documents, files, computer data or other information requested by the Company upon reasonable notice. To the extent the Company is prejudiced by any failure of the Insured to cooperate,

IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized officers.

Radian Insurance Inc.

Exhibit A

Eligibility Criteria

(a)

All documents, materials, information, data and statements submitted to the Company by or on behalf of the Insured, including but not limited to the Electronic Tape Transmission (“ETT”) listing and describing each Loan, are true and accurate in all material respects. All such documents, materials, information, data and statements are hereby incorporated by reference as if fully set forth herein. For the avoidance of doubt, any information on the ETT or any such other information submitted to Company by or on behalf of the depositor relating to the payment history of a mortgage loan, including whether such mortgage loan was, or should have been reported as delinquent, will be deemed to be material.

(b)

Each Loan is secured by a Second Deed of Trust. The real property identified as the security for each Loan consists of a residential one to four family dwelling, including condominiums, located in the United States of America.

(c)

A credit report with FICO score (or equivalent approved by the Company) was obtained and utilized in the underwriting of each Loan. The score represented on the ETT represents the middle of three (3) scores or lower of two (2) if only two (2) scores were available.

(d)

Each Loan was underwritten at the time it was originated in a manner consistent with the applicable underwriting guidelines and procedures of the originator of the Loan attached hereto as Exhibit B (the “Underwriting Guidelines”), subject to such variances as are justified under the Underwriting Guidelines by compensating factors identified and reflected in the related credit file at such time in connection with underwriting such Loan. The Insured has provided the Company with a copy of the Underwriting Guidelines.

(e)	Each Loan was originated in compliance with all applicable laws and regulations.
(f)

No misrepresentation or fraud with respect to any Loan has taken place on the part of Long Beach Mortgage Company (“Long Beach”), the mortgagor, or any third party originator of such loan, or any other person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan.

(g)

Each Loan is current as of April 1, 2005. No Loan listed on Schedule I hereto has been contractually delinquent for more than 30 days more than once during the twelve months preceding April 1, 2005 and no Loan listed on Schedule II hereto has been contractually delinquent for more than 30 days during the twelve months preceding April 1, 2005.

(h)	Each Loan shall be serviced in accordance with Section 3.4 (Change of Servicing and Servicing Guidelines).
(i)	No Loan is a Loan which is a home equity line of credit with a pre-established borrowing limit.
(j)	No Loan has an adjustable interest rate.
(k)	Each Loan, by its terms, amortizes over the term of the Loan and no Loan has a balloon payment of the remaining outstanding principal amount at the maturity of the Loan.

(l)

The origination, underwriting and collection practices used by any Servicer, any Subservicer or any affiliate thereof, with respect to each loan have been in all respects in compliance with applicable laws and regulations, and have been in all material respects proper, prudent and customary in the subprime mortgage origination and servicing business.

Notwithstanding any investigation by the Company, the satisfaction of the criteria forth above by each Loan and the recognition of the Company as a third-party beneficiary to the related representations and warranties contained in the Pooling and Servicing Agreement or other transaction documents are material inducements to the Company to extend mortgage insurance coverage on the Loans listed on the Schedule. The Company has relied on and shall continue to rely upon the satisfaction of each of the criterion set forth above and the status of the Company as a third-party beneficiary of the representations and the warranties set forth in the Pooling and Servicing Agreement or the other transaction documents. The Insured agrees that the Company shall not be liable for and this Policy shall not apply, extend to or cover any Loan (s) whose terms do not satisfy each of the criteria set forth above.

Exhibit B

Underwriting Guidelines

EXHIBIT Q

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

LONG BEACH MORTGAGE COMPANY

1400 South Douglass Road, Suite 100

Anaheim, California 92806

Attn: _________________________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of May 1, 2005 (the “Agreement”) among GS Mortgage Securities Corp., as depositor, Long Beach Mortgage Company, as master servicer (the “Master Servicer”), Long Beach Mortgage Company, as responsible party, the Trustee and Wachovia Bank, National Association, as co-trustee, hereby constitutes and appoints the Master Servicer, by and through the Master Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Master Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Long Beach Mortgage Company is acting as the Master Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1.          The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

2.          The subordination of the lien of a Mortgage or Deed of Trust to a mortgage or deed of trust replacing a mortgage mortgage or deed of trust in accordance with Section 3.01(e) of the Agreement or to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.          The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.          The completion of loan assumption agreements.

5.          The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.          The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.          The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.          With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;
b.	the preparation and issuance of statements of breach or non-performance;
c.	the preparation and filing of notices of default and/or notices of sale;
d.	the cancellation/rescission of notices of default and/or notices of sale;
e.	the taking of deed in lieu of foreclosure; and
f.

the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9.          With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;
b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;
d.	escrow instructions; and
e.	any and all documents necessary to effect the transfer of property.

10.        The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Master Servicer to the Trustee under the Agreement, or (ii) be construed to grant the Master Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein.

This limited power of attorney is not intended to extend the powers granted to the Master Servicer under the Agreement or to allow the Master Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The Master Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Master Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank National Trust Company, as Trustee

By:
Name:
Title:

Acknowledged and Agreed

Long Beach Mortgage Company

By:_________________________

Name:

Title:

STATE OF CALIFORNIA

COUNTY OF ____________

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for GSAMP Trust 2005-S2, Mortgage Pass-Through Certificates, Series 2005-S2, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
(SEAL)

Notary Public, State of California

EXHIBIT R

PURCHASE AGREEMENT

EXECUTION COPY

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

By and Between

LONG BEACH MORTGAGE COMPANY

(Seller)

and

GOLDMAN SACHS MORTGAGE COMPANY

(Purchaser)

Dated as of December 1, 2004

Residential Second Lien Mortgage Loans

Schedule/Schedule Flow Delivery Program

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF FILES; PAYMENT OF PURCHASE PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS; RECORDATION OF ASSIGNMENTS OF MORTGAGE

Section 2.1	Sale and Conveyance of Mortgage Loans; Possession of Files
Section 2.2	Delivery of Mortgage Loan Documents Regarding Mortgage Loans; Recordation of Assignments of Mortgage
Section 2.3	Purchaser’s Due Diligence Review

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER CONCERNING MORTGAGE LOANS; REPURCHASE OF MORTGAGE LOANS

Section 3.1	Individual Mortgage Loans
Section 3.2	Seller Representations
Section 3.3	Repurchase

ARTICLE 4. COVENANTS

Section 4.1	Cooperation
Section 4.2	Representations, Warranties, Covenants and Indemnities
Section 4.3	Delivery of Documents
Section 4.4	Consents and Approvals
Section 4.5	Confidentiality
Section 4.6	Servicing

ARTICLE 5. CONDITIONS TO PURCHASE

Section 5.1	Effective Date and Closing Date Documents
Section 5.2	Correctness of Representations and Warranties
Section 5.3	Compliance With Conditions

ARTICLE 6. TRANSFER OF THE MORTGAGE LOANS

Section 6.1	Whole Loan Transfers or Pass-Through Transfers
Section 6.2	Designation of a Master Servicer

ARTICLE 7. MISCELLANEOUS PROVISIONS

Section 7.1	Amendment
Section 7.2	Recordation of Agreement
Section 7.3	Governing Law
Section 7.4	General Interpretive Principles
Section 7.5	Reproduction of Documents

Section 7.6	Notices
Section 7.7	Severability of Provisions
Section 7.8	Exhibits
Section 7.9	Counterparts; Successors and Assigns
Section 7.10	Effect of Headings
Section 7.11	Other Agreements Superseded; Entire Agreement
Section 7.12	Survival
Section 7.13	Intention of the Parties
Section 7.14	Nonsolicitation
Section 7.15	Costs
Section 7.16	Attorneys’ Fees
Section 7.17	Waivers
Section 7.18	Further Agreements
Section 7.19	Waiver of Trial by Jury
Section 7.20	Submission To Jurisdiction; Waivers.

EXHIBITS & SCHEDULES

• Exhibit A-1	CONTENTS OF COLLATERAL FILE

• Exhibit A-2	CONTENTS OF CREDIT FILE

• Exhibit B	TERM SHEET

Schedule I to Term Sheet	MORTGAGE LOAN SCHEDULE

Exhibit A to Term Sheet	STANDARD & POOR’S LEVELS® GLOSSARY AS OF THE CLOSING DATE

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of December 1, 2004 is by and between Goldman Sachs Mortgage Company, a New York limited partnership, as purchaser (the “Purchaser”), and Long Beach Mortgage Company, a Delaware corporation (the “Seller”).

PRELIMINARY STATEMENT

WHEREAS, in reliance upon the representations, warranties and covenants of the Seller contained herein, the Purchaser desires to purchase from the Seller, from time to time, and the Seller desires to sell to the Purchaser, from time to time, certain residential second lien mortgage loans, including the right to any prepayment charges payable by the related mortgagors in connection with any principal prepayments on the Mortgage Loans, subject to the terms and conditions of this Agreement, without recourse and exclusive of the related servicing rights;

WHEREAS, the Purchaser and the Seller desire to prescribe in this Agreement the manner of sale by the Seller and purchase by the Purchaser of such mortgage loans; and

WHEREAS, the Purchaser and the Seller desire that Long Beach Mortgage Company service the mortgage loans in the manner described in the Servicing Agreement;

NOW, THEREFORE, the Purchaser and the Seller agree as follows:

ARTICLE 1.

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers which service mortgage loans of the same type and lien status as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all applicable federal, state and local laws, ordinances, rules and regulations.

Account: As defined in the Servicing Agreement.

Agency Loan: A Mortgage Loan with the original principal amount that conforms to the Fannie Mae and Freddie Mac loan limits.

Agreement: This Mortgage Loan Purchase and Sale Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the related Mortgage Loan at the time of origination of such Mortgage Loan.

Assignment of Mortgage: An assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under and complying with the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage Loan to the assignee named therein.

Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions are authorized or obligated by law or executive order to be closed in the States of California, Delaware, New York or Washington.

Closing Date: With respect to any Loan Pool, the date on which the Purchaser purchases the Mortgage Loans included in such Loan Pool.

Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit A-1 attached hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

Collateral File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

Commitment Letter: With respect to each Loan Pool, a commitment letter entered into between the Seller and the Purchaser that provides for the purchase of Mortgage Loans pursuant to the terms of this Agreement and sets forth the purchase price for and certain other terms and conditions of the sale and purchase of such Mortgage Loans.

Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains the mortgage loan documents described on Exhibit A-2 attached hereto together with the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents, which file shall be retained by the Servicer and may be maintained on microfilm or any other comparable medium.

Custodian: With respect to the Mortgage Loans in any Loan Pool, the custodian designated in the related Commitment Letter, or any successor custodian.

Cut-off Date: As to each Mortgage Loan purchased on a particular Closing Date, the cut-off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

Cut-off Date Principal Balance: As to each Mortgage Loan, the outstanding scheduled principal balance of such Mortgage Loan as of the close of business on the applicable Cut-off

Date, after deduction and application of all payments of principal due on or before such Cut-off Date, whether or not received.

Disclosure Document: A prospectus, prospectus supplement, private placement memorandum, offering circular, or other disclosure document.

Dominion: Dominion Bond Rating Service Inc. or any successor thereto.

Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

Due Period: With respect to any Monthly Remittance Date, the period commencing on the second day of the month preceding the month in which such Monthly Remittance Date occurs and ending on the first day of the month in which such Monthly Remittance Date occurs.

Effective Date: December 29, 2004.

Effective Date Documents:

(A)	two fully-executed counterparts of this Agreement;

(B)	two fully executed counterparts of the Servicing Agreement; and

(C)	two fully-executed counterparts of the Term Sheet.

Escrow Account: As defined in the Servicing Agreement.

Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

First Purchaser Remittance: With respect to any Mortgage Loan, the first Monthly Payment due to the Purchaser after the related Cut-off Date following the purchase of such Mortgage Loan on the related Closing Date.

Fitch: Fitch, Inc. or any successor thereto.

Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation) and any successor thereto.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Initial Closing Date: December 29, 2004.

Loan-to-Value Ratio: With respect to each Mortgage Loan, (i) the sum of the original principal balance of such Mortgage Loan and the original principal balance of any other loan secured by a prior lien on the related Mortgaged Property and existing at the time of the origination of such Mortgage Loan, divided by (ii) the Value of the related Mortgaged Property.

Loan Pool: A pool of Mortgage Loans sold by the Seller to the Purchaser on any Closing Date pursuant to the terms of this Agreement and the related Commitment Letter (which Mortgage Loans shall be identified on the related Mortgage Loan Schedule delivered pursuant to this Agreement).

Master Servicer: As defined in Section 6.2.

Maturity Date: With respect to each Mortgage Loan, the maturity date of the related Mortgage Note, as specified therein.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day) commencing in the month following the end of the calendar month in which the initial Cut-off Date occurs.

Moody’s: Moody’s Investors Service, Inc. or any successor thereto.

Mortgage: The mortgage, deed of trust, or other instrument creating a second lien on or second priority ownership interest in real property, including any riders, addenda, assumption agreements, or modifications relating thereto.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

Mortgage Loan: An individual mortgage loan that is sold pursuant and subject to this Agreement, each such mortgage loan being identified on the related Mortgage Loan Schedule.

Mortgage Loan Schedule: With respect to the Mortgage Loans included in a Loan Pool to be sold pursuant to this Agreement on any Closing Date, the schedule or schedules of Mortgage Loans agreed to by the parties that describes such Mortgage Loans, which schedule shall set forth at least the following information with respect to each Mortgage Loan to the extent applicable: (1) the Mortgagor’s name and the originator’s Mortgage Loan identifying number; (2) the street address of the Mortgaged Property including the state and zip code; (3) a code indicating whether the Mortgaged Property is owner-occupied; (4) the type of residential dwelling constituting the Mortgaged Property; (5) the original months to maturity; (6) the Loan-to-Value Ratio at origination; (7) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (8) the date on which the first Monthly Payment was due on the Mortgage Loan; (9) the stated maturity date; (10) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date; (11) the last Due Date on which a Monthly Payment was actually applied to the Unpaid Principal Balance; (12) the original principal amount of the Mortgage Loan; (13) the Cut-off Date Principal Balance of the Mortgage Loan; (14)  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing); (15) the Mortgage Interest Rate at origination; (16) a code indicating the documentation program; (17) the Seller’s risk grade and the FICO score; (18) the Appraised Value of the Mortgaged Property; (19) the sale price of the Mortgaged Property, if applicable; (20) whether such Mortgage Loan is secured by a first lien or a second on the related Mortgaged Property; (21) the date of origination; (22) the stated remaining months to maturity as of the Cut-off Date; (23) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date; (24) the interest “paid to date” of the Mortgage Loan as of the Cut-off Date; (25) the number of years the Prepayment Charge is in effect, (26) a code indicating the appraisal type, (27) a code indicating the S&P document type, (28) the payment history on the current mortgage (maximum of twelve months), (28) the debt-to-income ratio, (29) a code indicating whether the Mortgage Loan is assumable (“yes” or “no”), (30) a flag indicating high cost loan or covered loan governed by any anti-predatory lending laws (only required if the Mortgage Loan falls into one of these categories), (31) the amount of monthly payment due on the mortgage loan secured by the first lien on the related Mortgage Property on its first due date after the related Cut-off Date and (32) the original principal amount of the mortgage loan secured by the first lien on the related Mortgage Property. “Mortgage Loan Schedule” is the collective reference to each of the Mortgage Loan Schedules delivered by the Seller to the Purchaser pursuant to this Agreement.

With respect to any Loan Pool, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans, (2) the current aggregate outstanding principal balance of the Mortgage Loans, (3) the weighted average Mortgage Interest Rate of the Mortgage Loans, and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including any riders or addenda thereto.

Mortgaged Property: The property securing a Mortgage Note pursuant to the related Mortgage.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Purchaser (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans and the transfer of the related rights and obligations under this Agreement by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction, which such sale or transfer is not a Whole Loan Transfer.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: With respect to each Mortgage Loan, the charges, if any, due in connection with a voluntary full or partial Principal Prepayment of such Mortgage Loan made on or after the Cut-off Date, transferred and assigned to the Purchaser pursuant to the terms of this Agreement, as set forth in the related Mortgage Note and identified in the related Mortgage Loan Schedule.

Principal Prepayment: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

Purchase Price: For each Mortgage Loan purchased hereunder, an amount equal to (i) the Cut-off Date Principal Balance of such Mortgage Loan multiplied by the Purchase Price Percentage, plus (ii) accrued interest at the Net Rate from the Cut-off Date through the day prior to the Closing Date, inclusive.

Purchase Price Percentage: For each Mortgage Loan included in a Loan Pool, the percentage of par set forth in the related Commitment Letter that is used to calculate the Purchase Price of each Mortgage Loan in such Loan Pool, subject to any adjustments specified in the related Commitment Letter.

Purchase Price Premium: With respect to any Mortgage Loan, the difference between the Purchase Price Percentage and 100%.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and all successors in interest and permitted assigns pursuant to Sections 6.1 and 7.9 hereof.

Purchaser Indemnified Party: As defined in Section 6.1(d)(ii).

Rating Agencies: Moody’s, S&P, Fitch and Dominion.

Repurchase Price: With respect to any Mortgage Loan, unless otherwise specified in the related Commitment Letter, an amount equal to the sum of (a) (i) if such repurchase occurs during the first twelve months following the related Closing Date, (A) the Unpaid Principal Balance of such Mortgage Loan, multiplied by (B) the Purchase Price Percentage, and (ii) if such repurchase occurs after the first twelve months following the related Closing Date or after such Mortgage Loan has been subject to a Pass-Through Transfer, the Unpaid Principal Balance of such Mortgage Loan, (b) the amount of interest on such Unpaid Principal Balance at the applicable Net Rate, from the date to which interest has last been paid and distributed to the Purchaser, to and including the date of repurchase, and (c) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the trust in the applicable Pass-Through Transfer in connection with the fact that such Mortgage Loan at the time it was made failed to comply with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Section 3.1(h) or Section 3.1(tt).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Seller: Long Beach Mortgage Company.

Seller Indemnified Party: As defined in Section 6.1(f)(ii).

Seller’s Information: As defined in Section 6.1(d)(i).

Servicer: Long Beach Mortgage Company, in its capacity as Servicer under the Servicing Agreement, and any permitted successor to or assignee of any servicing rights or obligations under the Servicing Agreement.

Servicing Agreement: That certain Servicing Agreement of even date herewith between the Purchaser as owner and the Servicer.

Servicing Cut-off Date: As to each Mortgage Loan purchased on a Closing Date, the last day of the Due Period in which such Closing Date occurs.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full calendar month, be equal to one month’s interest (or in the event of any payment of interest which accompanies a principal prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of the Servicing Fee may be retained by any subservicer as its servicing compensation.

Servicing Fee Rate: 0.50% per annum.

Subsequent Transfer Settlement Date: As defined in Section 6.1(a).

Term Sheet: A term sheet with respect to the Mortgage Loans purchased on a Closing Date, in the form attached hereto as Exhibit B.

Unpaid Principal Balance: With respect to each Mortgage Loan, as of any date of determination, (i) the Cut-off Date Principal Balance, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such Cut-off Date and received by the Purchaser.

Value: With respect to any Mortgaged Property, the least of (i) the Appraised Value thereof, (ii) the value thereof as determined and assigned by a review appraisal conducted by the Seller and (iii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Mortgage Loan originated in connection with the refinance of a mortgage loan, such value of the Mortgaged Property is the lesser of (x) the Appraised Value thereof and (y) the value thereof as determined and assigned by a review appraisal conducted by the Seller.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans and the transfer of the related rights and obligations under this agreement by the Purchaser to a third party, which such sale or transfer is not a Pass-Through Transfer.

ARTICLE 2.

SALE AND CONVEYANCE OF MORTGAGE LOANS;

POSSESSION OF FILES; PAYMENT OF PURCHASE

PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;

RECORDATION OF ASSIGNMENTS OF MORTGAGE

Section 2.1	Sale and Conveyance of Mortgage Loans; Possession of Files

(a)        On each Closing Date for any Loan Pool, upon the receipt of the requisite consideration, the Seller shall deliver a Term Sheet with respect to the Loan Pool. By such delivery, the Seller shall sell, transfer, assign, set over, and convey to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement, all the right, title, and interest of the Seller in and to the Mortgage Loans included in such Loan Pool, including the right to any Prepayment Charge payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans, but exclusive of the related servicing rights.

(b)        Pursuant to Section 2.2, the Seller shall deliver to the Custodian the documents comprising the Collateral File with respect to each related Mortgage Loan included in a Loan Pool to be purchased by the Purchaser. Such documents shall, prior to payment for the related Mortgage Loan pursuant to Section 2.1(c) below, be held by the Custodian as custodian for the Seller. The documents comprising each Collateral File that are not required to be delivered to the Custodian pursuant to Section 2.2(a) and the documents comprising each Credit File shall, subject to payment for the related Mortgage Loan pursuant to Section 2.1(c) below, be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer’s possession of such documents so held is at the will of the Purchaser, and such holding and possession is in trust for the Purchaser as the owner thereof and only for the purpose of servicing the Mortgage Loans. Upon payment for the related Mortgage Loan pursuant to Section 2.1(c) below, the beneficial ownership of each Mortgage Note, each Mortgage, and each of the other documents comprising the Collateral File and the Credit File with respect to such Mortgage Loan is and shall be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller or any agent or designee thereof shall immediately vest in the Purchaser and shall be delivered to the Custodian (in the case of the Collateral Documents) or the Servicer (in the case of the Credit Files or any other documents) to hold the same in a custodial capacity for Purchaser.

(c)        In full consideration for the sale of each of the Mortgage Loans pursuant to Section 2.1(a) hereof, and upon the terms and conditions of this Agreement, on the related Closing Date the Purchaser shall pay to the Seller by wire transfer of immediately available funds the applicable Purchase Price for each Mortgage Loan purchased on such Closing Date.

(d)        As of each Closing Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Closing Date all Monthly Payments, all other recoveries of principal and interest (computed, as to each Mortgage Loan, at the Net Rate) due after the applicable Cut-off Date and all Prepayment Charges on the Mortgage Loans collected on or after the related Closing Date, subject to the rights of the Servicer under the Servicing Agreement to reimbursement for certain costs, expenses and advances incurred or made pursuant thereto. All such amounts that are collected after the applicable Cut-off Date through and including the related Closing Date shall be held and remitted by the Servicer in accordance with the terms of the Servicing Agreement.

(e)        On or before the Closing Date for any Loan Pool, the Seller shall deliver to the Purchaser with the Term Sheet the related Mortgage Loan Schedule, which shall be in hard copy or “read-only” electronic format (as reasonably acceptable to the Seller and the Purchaser).

Section 2.2	Delivery of Mortgage Loan Documents Regarding Mortgage Loans; Recordation of Assignments of Mortgage

(a)        On or before the date specified in the related Commitment Letter, the Seller shall deliver or cause to be delivered to the Custodian, at the Seller’s expense, with respect to each Mortgage Loan sold by the Seller hereunder, each of the following items or documents (unless otherwise agreed by the Seller and the Purchaser):

With respect to each Mortgage Loan:

(i)         (A)       the original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) “Pay to the order of _______________________, without recourse,” (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to the Seller;

(B)        or a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note.

(ii)         the original Mortgage, with evidence of recording thereon; provided that (x) if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall, no later than 270 days following the related Closing Date, deliver to the Custodian the original of such Mortgage, with evidence of recording thereon, and (y) if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, the Seller may deliver or cause to be delivered to the Custodian a photocopy of such Mortgage certified by the Seller or such public recording office to be a true and complete copy of the original recorded Mortgage;

(iii)        the original Assignment of Mortgage, from the Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the recording information);

(iv)        originals of all intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller; provided that (x) if any original intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall, no later than 270 days following the related Closing Date, deliver to the Custodian the original of such intervening Assignment of Mortgage, with evidence of recording thereon, and (y) if such intervening Assignment of Mortgage has been lost or if such public recording office retains the original recorded intervening Assignment of Mortgage, the Seller may deliver or cause to be delivered to the Custodian a photocopy of such intervening Assignment of Mortgage certified by the Seller or such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage;

(v)        originals of all assumption and modification agreements, if any, unless such originals are unavailable (in which event the Seller shall deliver to the Custodian a photocopy of each such original, certified by the Seller to be a true and complete copy of the original);

(vi)        the policy of title insurance; provided that if the related title insurer has not issued or delivered the final policy of title insurance to the Seller, the Seller shall (x) provide an original or copy of the related preliminary title commitment, and (y) no later than 270 days following the related Closing Date, deliver to the Custodian the related policy of title insurance; and

(vii)       the original or a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon; provided that (x) if the original power of attorney has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall, no later than 270 days following the related Closing Date, deliver to the Custodian the original of such power of attorney, with evidence of recording thereon, or a photocopy of such power of attorney certified by the Seller or such public recording office to be a true and complete copy of the original recorded power of attorney.

(b)        The Purchaser may, in its discretion, direct the Servicer to deliver for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged

Property is located, and cause to be duly recorded, any or all of the original Assignments of Mortgage referred to in Section 2.2(a)(iii). The Seller shall pay all recording fees relating to the recordation of the Assignments of Mortgage from its own funds. If any such Assignment of Mortgage is returned unrecorded to the Seller because of any defect therein, the Seller shall cause such defect to be cured and such Assignment of Mortgage to be recorded in accordance with this Section 2.2 within 30 days after the date on which the rejected document was received by the Seller from the public recording office.

(c)        Whenever a certified copy of a document certified by the Seller is required to be delivered to the Purchaser pursuant to this Section 2.2, the following form of certification is permitted: “Certified true, correct and complete copy of the original. Long Beach Mortgage Company, By _________________, Its _________________.”

(d)        Promptly following receipt thereof, but in no event later than 270 days after the related Closing Date, the Seller shall deliver to the Custodian the following documents with respect to each Mortgage Loan included in the Loan Pool purchased on such Closing Date to the extent not previously delivered to the Custodian: (i) the original Mortgage, with evidence of recording thereon, (ii) all original intervening Assignments of Mortgage, with evidence of recording thereon, (iii) if a lost note affidavit was previously delivered without a copy of the related Mortgage Note, a copy of such Mortgage Note, (iv) the policy of title insurance and (v) the original or a copy of the power of attorney, if applicable. If any original Mortgage or intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located and such recording office retains such original document, or if an original Mortgage or intervening Assignment of Mortgage has been lost, then the Seller shall deliver to the Custodian in lieu of such original document a photocopy certified by the Seller or such recording office to be a true and correct copy of such original. In the event that the Seller does not comply with the delivery requirements set forth in this Section 2.2, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the Repurchase Price and in the manner specified in Section 3.3(b). Notwithstanding the foregoing, the Seller shall not be deemed to be in breach of this Agreement if the Seller fails to deliver to the Custodian within the time period specified above any of the documents described in this Section 2.2(d) and provides evidence to the Custodian that such failure is due solely to the failure of the applicable recorder’s office to return a Collateral Document that was properly submitted for recordation or is due solely to the failure of the applicable title insurer to issue or return the related policy of title insurance, unless the Seller fails to deliver such documents within 365 days from the related Closing Date. The Seller shall use reasonable efforts to obtain such original recorded document or copy of the original showing recording information certified by the Seller or the appropriate recording office to be a true and complete copy of the recorded original as soon as practicable.

(e)        If requested by the Purchaser, the Servicer shall, at Purchaser’s sole expense, create a photocopy or an imaged copy of the documents contained in the Credit File of any Mortgage Loan and deliver, or cause to be delivered, each such photocopy or, through an electronic medium, each such imaged copy to the Custodian or the Purchaser.

Section 2.3	Purchaser’s Due Diligence Review

With respect to each Loan Pool, the Purchaser shall be entitled to conduct a due diligence review in order to ensure that the Mortgage Loans included in such Loan Pool meet the requirements set forth in the related Commitment Letter and this Agreement. Such due diligence review shall be conducted in accordance with the timetable and any additional terms and conditions set forth in the related Commitment Letter. The Purchaser’s due diligence review shall not result in a waiver of or impair or diminish the rights of the Purchaser under this Agreement with respect to a breach of representations or warranties of the Seller.

ARTICLE 3.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF

THE SELLER CONCERNING MORTGAGE LOANS;

REPURCHASE OF MORTGAGE LOANS

Section 3.1	Individual Mortgage Loans

The Seller hereby represents and warrants to and covenants to and agrees with the Purchaser that, as to each Mortgage Loan sold by the Seller hereunder, as of the related Closing Date:

(a)        The information with respect to such Mortgage Loan set forth on the related Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule.

(b)        Each Mortgage is a valid, enforceable and perfected second lien on the Mortgaged Property, including all improvements thereon, subject only to (i) the lien of non-delinquent current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, mineral right reservations, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions generally being acceptable under prudent mortgage lending standards and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or specifically referred to in the mortgagee’s policy of title insurance, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (iv) a first lien on such Mortgaged Property.

(c)        Immediately prior to the transfer of the Mortgage Loans to the Purchaser pursuant to Section 2.1, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment of Mortgage to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment of Mortgage relates.

(d)        There is no delinquent tax or assessment lien against the related Mortgaged Property.

(e)        There is no valid offset, defense or counterclaim to the related Mortgage Note (including any obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note) or the related Mortgage, nor will the operation of any of the terms of the related Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage Note or such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury; and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(f)         There are no mechanics’ liens or similar claims for work, labor or material and no rights are outstanding that under law could give rise to such liens affecting the related Mortgaged Property which are or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (j) below.

(g)        Each Mortgaged Property is free of material damage and is at least in average repair.

(h)        Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, and the consummation of the transactions contemplated hereby does not involve the violation of any such laws or regulations. Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, all applicable predatory and abusive lending laws.

(i)         Neither the Seller nor any prior holder of the related Mortgage has modified such Mortgage in any respect, satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto (except that such Mortgage Loan may have been modified by a written instrument signed by the Seller or a prior holder of the Mortgage Loan which has been recorded, if necessary, to protect the interests of the Seller and the Purchaser and which has been delivered to the Purchaser or any assignee, transferee or designee of the Purchaser as part of the Collateral File, and the terms of which are reflected in the Mortgage Loan Schedule).

(j)         A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, or a commitment (binder) to issue the same was effective on the date of the origination of such Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of such Mortgage Loan to the

Purchaser does not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac on the date of origination of such Mortgage Loan, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the second priority lien of the Mortgage in the original principal amount of the Mortgage Loan; where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance; no claims have been made under such lender’s title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(k)        Such Mortgage Loan was originated by, or generated on behalf of, the Seller, or originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act.

(l)         The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Interest Rate. Such Mortgage Loan is not subject to negative amortization.

(m)       All of the improvements that were included for the purpose of determining the value (as determined by the Appraised Value) of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

(n)        All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and at the time of origination, the Mortgaged Property was lawfully occupied under applicable law.

(o)        All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and were either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (iv) not doing business in such state or (v) not required to qualify to do business in such state.

(p)        The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable against the Mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by law. All parties to the Mortgage Note and the Mortgage had full legal capacity to execute all Mortgage Loan documents and to convey the estate purported to be conveyed by the Mortgage and the Mortgage Note and Mortgage have been duly and validly executed by such parties or pursuant to a valid power of attorney that has been recorded with the Mortgage.

(q)        The proceeds of such Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording such Mortgage Loan have been paid or shall be paid in the ordinary course of business.

(r)         The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(s)         With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(t)         There are no required escrow deposits or payments required under the Mortgage or the related Mortgage Note.

(u)        The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects in compliance with applicable laws and regulations, and have been in all material respects proper, prudent and customary in the subprime mortgage origination and servicing business. Each Mortgage Loan is currently serviced by Washington Mutual Bank, FA.

(v)        There is no pledged account or other security other than real estate securing the Mortgagor’s obligations.

(w)       No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

(x)        The improvements upon the related Mortgaged Property are covered by a valid, binding and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where such Mortgaged Property is located representing coverage not less than the lesser of (A) the sum of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the outstanding principal balance of the related first lien mortgage loan or (B) the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in this clause (x) and in clause (y) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.

(y)        If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the sum of (i) the original outstanding principal balance of the Mortgage Loan and (ii) the original outstanding balance of the related first lien mortgage loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.

(z)         There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and neither the Seller nor any other entity involved in originating or servicing such Mortgage Loan has waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) such first lien mortgage or the related first lien mortgage note is not contractually delinquent for more than 30 days, and to the best of Seller’s knowledge, there is no other default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) to the best of the Seller’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.

(aa)       The related Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which does not include cooperatives and does not constitute property other than real property under state law.

(bb)      There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor.

(cc)       Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(dd)      Each Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines in effect at the time such Mortgage Loan was underwritten as applicable to its credit grade in all material respects.

(ee)       The appraisal of such Mortgage Loan that was used to determine the Appraised Value of the related Mortgaged Property was conducted generally in accordance with the Seller’s underwriting guidelines in effect at the time such Mortgage Loan was underwritten, and included an assessment by the appraiser of the fair market value of the related Mortgaged Property at the time of the appraisal. The Credit File contains an appraisal of the applicable Mortgaged Property.

(ff)        Such Mortgage Loan is not a graduated payment Mortgage Loan, nor is it subject to a temporary buydown or similar arrangement.

(gg)       Except as otherwise set forth in the related Term Sheet, as of the Cut-off Date, the Monthly Payment due on such Mortgage Loan in the month immediately preceding the month of the related Closing Date has been made, such Mortgage Loan has not been contractually delinquent for more than 30 days more than once during the preceding twelve months and such Mortgage Loan has not experienced a delinquency of 60 or more days since the origination thereof.

(hh)       The related Mortgage contains a provision that is, to the extent not prohibited by federal or state law, enforceable for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(ii)         No misrepresentation or fraud has taken place on the part of the Seller, the Mortgagor or any third party originator of such Mortgage Loan, or to the Seller’s knowledge, any other Person, including without limitation, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development; the Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or has been promised by the Seller to be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

(jj)        Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(kk)      The Prepayment Charge with respect to such Mortgage Loan, if any, is permissible and enforceable in accordance with its terms under applicable law upon the related Mortgagor’s voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment). If the related Mortgage Loan was originated before October 1, 2002, it does not have a Prepayment Charge for a term in excess of five years from the date of its origination and if the related Mortgage Loan was originated on or after October 1, 2002, it does not have a Prepayment Charge for a term in excess of three years from the date of its origination.

(ll)         The Loan-to-Value Ratio for such Mortgage Loan was no greater than 100% at the time of origination.

(mm)     The first date on which the related Mortgagor must make a payment on the related Mortgage Note is no later than 60 days from the date of the origination of such Mortgage Loan.

(nn)       The transfer, assignment and conveyance of the Mortgage Note and the Mortgage by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with.

(oo)      There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(pp)      There is no proceeding pending, or to best of the Seller’s knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property.

(qq)      No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit; no Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

(rr)        The Seller did not select such Mortgage Loan with the intent to adversely affect the interests of the Purchaser.

(ss)       The Seller has not received any notice that the related Mortgagor has filed for any bankruptcy or similar legal protection; no Mortgagor was in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

(tt)        Such Mortgage Loan is not a “High Cost Loan” or “Covered Loan” (as such terms are defined in the Standard & Poor’s LEVELS® Glossary in effect on the related Closing Date attached to the related Term Sheet as Exhibit A); no Mortgage Loan is (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a high cost, predatory or abusive loan under any other state, federal or local law (or any similarly classified loan using different terminology under any law, regulation or ordinance) and that imposes legal liability for residential mortgage loans having high interest rates, points and/or fees on purchasers or assignees from the originating lender; no Mortgage Loan is a “covered” loan under the laws of the states of California or Pennsylvania; no Mortgage Loan originated on or after April 1, 2004 is a "covered" loan under the laws of the state of Illinois.

(uu)       Either (a) no consent for such Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the related Collateral File.

(vv)       The Seller has not received notice of any intervening mortgage, lien, attachment, lis pendens or other encumbrance adversely affecting the priority of such Mortgage Loan.

(ww)	Such Mortgage Loan is not a “home equity line of credit”.

(xx)       The related first lien mortgage loan does not provide for negative amortization.

(yy)       Each Agency Loan was originated in compliance with the following anti-predatory lending guidelines:

(a)        Each Agency Loan satisfies the eligibility for purchase requirements and was originated in compliance with Lender Letter # LL03-00 dated April 11, 2000 for Fannie Mae Sellers (the “Lender Letter”);

(b)        No Mortgagor was encouraged or required by the Seller to select an Agency Loan product offered by the Agency Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Agency Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Agency Loan’s originator or any affiliate of the Agency Loan’s originator;

(c)        The methodology used in underwriting the extension of credit for each Agency Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology provided reasonable assurance that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Agency Loan;

(d)        With respect to any Agency Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity, (i) the Seller’s pricing methods include mortgage loans with and without prepayment premiums; Mortgagors selecting Agency Loans which include such prepayment premiums receive a monetary benefit, including but not limited to a rate or fee reduction, in exchange for selecting a Agency Loan with a prepayment premium, (ii) prior to the Agency Loan’s origination, the Mortgagor had the opportunity to choose between an array of mortgage loan products which included mortgage loan products with prepayment premiums and mortgage loan products that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(e)        All points and fees related to each Agency Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law. Except in the case of a Agency Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with the Lender Letter;

(f)         All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Agency Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

(zz)       Each Mortgage Loan has been serviced in compliance with Acceptable Servicing Procedures and the related Mortgage Note and the Mortgage;

(aaa)     The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(bbb)    Each original Mortgage was recorded and all intervening assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof, or is in the process of being recorded;

(ccc)     To the best of the Seller’s knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(ddd)    The Assignment of Mortgage, with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(eee)     The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

(fff)       No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(ggg)     No Mortgage Loan was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia; no Mortgage Loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”);

(hhh)     The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(iii)        The Seller has complied with all anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, with respect to the Mortgage Loan;

(jjj)       With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

Section 3.2	Seller Representations

The Seller hereby represents and warrants to the Purchaser as of the Initial Closing Date and each Closing Date on which the Seller sells Mortgage Loans hereunder, and with respect to the Mortgage Loans sold by the Seller, as of the related Closing Date:

(a)        The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)        The Seller has the corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to enter into, execute and deliver this Agreement, the Term Sheet and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, including, without limitation, the repurchase obligations hereinafter contained, have been duly and validly authorized. This Agreement, the Term Sheet and all other documents and instruments contemplated hereby, in each case assuming due authorization, execution and delivery by the Purchaser, evidence the valid, binding and enforceable obligations of the Seller, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

(c)        No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement and the transfer of legal title to the Mortgage Loans to the Purchaser, is required as to the Seller or, if required, such consent, approval, authorization, or order has been or shall, prior to the Effective Date, be obtained, except for any recordations of Assignments of the Mortgages to or for the benefit of the Purchaser pursuant to this Agreement.

(d)        The consummation of the transactions contemplated by this Agreement, including without limitation the transfer and assignment of the Mortgage Loans to or for the benefit of the Purchaser pursuant to this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Seller and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Seller, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Seller or its property is subject.

(e)        There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened against the Seller which, either in any one instance or in the aggregate, is likely (in the Seller’s judgment) to draw into question the validity of this Agreement or the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein or therein, or which would be likely to impair materially the ability of the Seller to perform its obligations hereunder or thereunder.

(f)         The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to, a change in insurance coverage, which would make the Seller unable to comply with eligibility requirements of HUD.

(g)        The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors.

Section 3.3	Repurchase

(a)        It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of Mortgage Loans by the Seller to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Collateral File or Credit File.

(b)        Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in Sections 3.1 or 3.2 made by the Seller that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser in any Mortgage Loan sold by the Seller hereunder (or, in the case of the representations and warranties set forth in Section 3.2, the value of the Mortgage Loans or the interest of the Purchaser in the Mortgage Loans sold by the Seller hereunder), the party discovering such breach shall give prompt written notice to the other (it being understood that for purposes of this sentence, with respect to the representations and warranties set forth in the last sentence of Section 3.1(ii), the first sentence of Section 3.1(gg), Section 3.1(tt), the last sentence of Section 3.1(aaa), Section 3.1(ggg) and Section 3.1(ttt) a breach of any such representation or warranty shall in and of itself be deemed to materially and adversely affect the value of the Mortgage Loans). The Seller shall either (A) cure in all material respects any such breach or defect within 60 days of the earlier of either discovery by or notice to the Seller of such breach or defect, or (B) in the case of a breach of a representation and warranty set forth in Section 3.1, repurchase the affected Mortgage Loan(s), and, in the case of a breach of a representation and warranty set forth in Section 3.2, repurchase either (1) all of the Mortgage Loans or (2) such of the Mortgage Loans selected by the Purchaser so that, after such repurchase, such breach or defect is cured in all material respects. Any such repurchase shall be at a price equal to the applicable Repurchase Price, shall occur on the next Monthly Remittance Date and shall be accomplished by deposit in the Account of the amount of the Repurchase Price pursuant to Section 2.4 of the Servicing Agreement.

(c)        The Purchaser shall immediately take all steps necessary to effect the reconveyance of any repurchased Mortgage Loan, including all documentation with respect thereto, to the Seller. The Seller shall pay all costs and expenses incurred in connection with the repurchase of any Mortgage Loan.

(d)        It is understood and agreed that the obligations of the Seller set forth in this Section 3.3 constitute the sole remedies available to the Purchaser respecting a breach of the representations and warranties by the Seller set forth in Section 3.1 and Section 3.2.

(e)        Any cause of action against the Seller relating to or arising out of the breach of any representation and warranty made by the Seller in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan only upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

(f)         In addition to the repurchase obligations set forth above in this Section 3.3, the Seller shall also be required to repurchase, in the manner provided in Section 3.3(b) but without any right of the Seller to cure, any Mortgage Loan sold by the Seller hereunder that is paid in full on or prior to the related Closing Date. Any such Mortgage Loan shall be repurchased by the Seller at the Repurchase Price.

(g)        In addition to the repurchase obligations set forth above in this Section 3.3, if the Mortgagor fails to make the First Purchaser Remittance for any Mortgage Loan, the Seller shall repurchase such Mortgage Loan within sixty (60) days of the Due Date of such First Purchaser Remittance by paying an amount equal to the sum of (i) the Purchase Price, and (ii) the amount of interest on the Unpaid Principal Balance calculated at the Net Rate from the related Closing Date to the date of repurchase.

(h)        In addition to the repurchase obligations set forth above in this Section 3.3, if a Mortgage Loan does not have a Prepayment Charge or if the Servicer fails to collect such Prepayment Charge (unless the Servicer fails to collect such Prepayment Charge because (i) the collectability thereof is limited due to acceleration in connection with a foreclosure or other involuntary prepayment, (ii) the collectability thereof is limited to applicable law, or (iii) the Servicer determines that the waiver of such Prepayment Charge would maximize the recovery of total proceeds from the related Mortgage Loan taking into account the value of such Prepayment Charge and such waiver is related to a default or a reasonably foreseeable default, including waiver of a Prepayment Charge in connection with a refinancing of a Mortgage that is related to a default or a reasonably foreseeable default) and is paid in full prior to the earlier of (A) the date which is six (6) months following the related Closing Date, and (B) the date such Mortgage Loan becomes subject to a Whole Loan Transfer or Pass-Through Transfer, then the Seller shall pay the Purchaser an amount equal to the product of the Purchase Price Premium and the Unpaid Principal Balance of such Mortgage Loan.

(i)         (i)         In addition to the cure or repurchase obligation set forth above in this Section 3.3, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the defense of any claim against the Purchaser by a third party resulting from a breach of the representations and warranties made by the Seller in this Article 3; provided, however, that in no event shall the Seller have any liability for any indirect, special or consequential damages, losses, costs or expenses incurred by Purchaser. For purposes of this Section 3.3(i)(i) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the Purchaser in connection with the fact that such Mortgage Loan at the time it was made failed to comply with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Section 3.1(h) or Section 3.1(tt) shall not constitute indirect, special or consequential damages, losses, costs or expenses.

(ii)         The Purchaser shall promptly provide notice to the Seller if a claim is made by a third party with respect to this Agreement or the Mortgage Loans. If the Purchaser fails to provide such notice and the failure to provide such notice adversely affects the Seller’s defense of such claim, then the Seller shall have no liability for any costs or expenses that arise under this Section 3.3(i) and that are incurred due to the Purchaser’s failure to provide timely notice. The Purchaser’s failure to notify the Seller shall not relieve the Seller from any liability that the Seller may have to the Purchaser otherwise than on account of this indemnity.

(iii)        The Seller shall be entitled to participate at its own expense in the defense, or, if the Seller so elects, to assume the defense of any suit against the Purchaser by a third party resulting from a breach of the representations and warranties made by the Seller in this Article 3. If the Seller elects to assume the defense of a suit against the Purchaser, such defense shall be conducted by counsel chosen by the Seller. In the event the Seller elects to assume the defense of any such suit and retain such counsel, the Purchaser may retain additional counsel but shall bear the fees and expenses of such counsel unless (x) the Seller and the Purchaser have mutually agreed to the retention of such counsel or (y) the named parties to such suit (including any impleaded parties) include both the Seller and the Purchaser and representation of both the Seller and the Purchaser by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (separate from its own counsel) for the Purchaser.

(iv)        The Seller shall not be required to indemnify any Person for any settlement of any claim effected without the Seller’s consent, which consent shall not be unreasonably withheld. The Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding to which the Purchaser is a party and indemnity is sought hereunder by the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability on claims that are the subject matter of such proceeding.

ARTICLE 4.

COVENANTS

Section 4.1	Cooperation

The Seller and the Purchaser shall cooperate fully with each other and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

Section 4.2	Representations, Warranties, Covenants and Indemnities

Each representation, warranty, covenant and indemnity made by the Seller in this Agreement as of each Closing Date shall survive the execution of this Agreement and the expiration or termination of this Agreement.

Section 4.3	Delivery of Documents

On the dates specified herein, each party shall deliver to the appropriate Persons specified herein all documents and instruments provided for hereunder.

Section 4.4	Consents and Approvals

The Seller shall obtain, at its sole cost and expense, prior to each Closing Date, all consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby.  All such consents shall be obtained without any cost or expense to the Purchaser and shall be obtained without any modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any provisions or conditions on the Purchaser.

Section 4.5	Confidentiality

Each party understands that certain information that has been furnished and shall be furnished in connection with the transactions contemplated under this Agreement is confidential and proprietary, and each party agrees that, with respect to such information that is marked or identified as confidential or proprietary, or required by applicable law (including, without limitation, the Gramm-Leach-Bliley Act and the regulations promulgated thereunder) to be kept confidential, such party shall maintain the confidentiality of such information and shall not, without the written consent of the party furnishing such information, disclose it to third parties or use it except in connection with the transactions contemplated by this Agreement or as permitted by applicable law. The parties agree that the following items shall be deemed confidential for purposes of this Section 4.5: (a) each completed Term Sheet and (b) each Commitment Letter. The parties agree that the following items shall not be deemed confidential for purposes of this Section 4.5, unless otherwise required by applicable law: (i) this Agreement (except as provided above), (ii) each Mortgage Loan Schedule, (iii) the underwriting guidelines of the Seller, (iv) information generally known in the industry concerning a party, (v) information disclosed to the receiving party by a third party, (vi) information that is required to be disclosed by law, or regulatory or judicial process, (vii) information that entered into the public domain other than through a wrongful act of the receiving party, (viii) information that is necessary to be disclosed in connection with working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies and (ix) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to the Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder.

Section 4.6	Servicing

All Mortgage Loans sold by the Seller hereunder shall be subserviced by Washington Mutual Bank, FA on behalf of the Seller pursuant to the Servicing Agreement. The Seller may perform any of its servicing responsibilities under the Servicing Agreement or may cause Washington Mutual Bank, FA to perform any such servicing responsibilities on its behalf.

ARTICLE 5.

CONDITIONS TO PURCHASE

The obligations of the Purchaser to purchase any Mortgage Loans on any Closing Date are subject to the satisfaction, as applicable, prior to or on the Initial Closing Date and on such Closing Date (or on such other date as expressly provided for herein) of the following conditions, any of which may be waived in writing by Purchaser:

Section 5.1	Effective Date and Closing Date Documents

On the Effective Date, the Purchaser shall have received the Effective Date Documents duly executed by all signatories thereto. At each subsequent Closing Date, the Purchaser and the Seller each shall furnish to the other a fully executed counterpart of the Term Sheet.

Section 5.2	Correctness of Representations and Warranties

All of the representations and warranties of the Seller under Section 3.1 and Section 3.2 of this Agreement shall be true and correct as of such Closing Date (except as otherwise expressly provided for herein), and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

Section 5.3	Compliance With Conditions

All other terms and conditions of this Agreement to be performed by the Seller on or prior to such Closing Date (or such other date as expressly provided for herein) shall have been duly complied with and performed in all respects.

ARTICLE 6.

TRANSFER OF THE MORTGAGE LOANS

Section 6.1	Whole Loan Transfers or Pass-Through Transfers

(a)        Upon 15 days' prior written notice of intent to the Seller and the Servicer, the Purchaser may, at its sole option, effect one or more Whole Loan Transfers or Pass-Through Transfers with respect to some or all of the Mortgage Loans in a Loan Pool purchased on any Closing Date, retaining the Servicer as the servicer or subservicer if a Master Servicer is employed as provided in Section 6.2; provided, however, that neither the Purchaser nor any of its permitted assignees may effect a Whole Loan Transfer or a Pass-Through Transfer with respect to Mortgage Loans in any Loan Pool if as a result: (i) more than three investors would own Mortgage Loans in such Loan Pool at any one time (unless otherwise stated in the related Commitment Letter), (ii) any single investor would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal Balance immediately after such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000, (iii) the Seller and the Servicer are not provided with initial drafts of all documents for which the Seller and Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 days prior to the related settlement date (the “Subsequent Transfer Settlement Date”), (iv) a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is not provided to the Servicer at least two Business Days prior to the related Subsequent Transfer Settlement Date, (v) any Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given calendar month, or (vi) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-off Date.

(b)        Purchaser shall reimburse the Seller for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by the Seller in connection with each Whole Loan Transfer or Pass-Through Transfer.

(c)        In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1, the Seller shall: (i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein; and (iii) restate the representations and warranties set forth in Section 3.1 of this Agreement as of the related Closing Date and restate the representations and warranties set forth in Section 3.2 of this Agreement as of the settlement date of such Whole Loan Transfer or Pass-Through Transfer, provided, however, that in no event shall the Seller be obligated to make any representation or warranty that is untrue.

(d)        With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1 in which a Disclosure Document is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of Mortgage Loans, the Seller shall:

(i)         provide for inclusion as part of such Disclosure Document (A) the regulatory status of the Seller, (B) the origination and underwriting criteria related to the applicable Mortgage Loans sold by the Seller and (C) delinquency and foreclosure information of the type typically provided by the Seller in connection with mortgage loans originated by the Seller and securitized by third parties (the information referred to in this sentence, in the form provided to Purchaser, being “Seller’s Information”); and

(ii)         (A) indemnify and hold harmless the Purchaser and each Person, if any, who “controls” the Purchaser within the meaning of the Securities Act of 1933, as amended (a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which the Purchaser or such Purchaser Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in Seller’s Information provided by the Seller and included in a Disclosure Document, or (y) arise out of or are based upon the omission to state in such Seller’s Information a material fact required to be stated in the Seller’s Information or necessary to make the statements in the Seller’s Information not misleading, and (B) reimburse the Purchaser and each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by the Purchaser or such Purchaser Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

(e)        With respect to any Pass-Through Transfer permitted under this Section 6.1 in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, the Seller shall:

(i)         execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Servicing Agreement and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of the Seller and Washington Mutual Bank, FA and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Servicing Agreement; and

(ii)         provide Purchaser with opinions of counsel as to the Seller’s corporate authority and the enforceability of the pooling and servicing agreement against the Seller, audit letters addressing the delinquency and foreclosure statistics of the Seller and certificates from public officials, each as the Seller shall reasonably determine to be necessary to effect such Pass-Through Transfer.

(f)         With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Purchaser shall:

(i)         provide the Seller with all drafts of the Seller’s Information when produced and revise the Seller’s Information in accordance with the Seller’s comments to correct any information therein at the Purchaser’s cost; and

(ii)         (A) indemnify and hold harmless the Seller and each Person, if any, who “controls” the Seller within the meaning of the Securities Act of 1933, as amended (a “Seller Indemnified Party”) against any losses, claims, damages or liabilities to which the Seller or such Seller Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Seller’s Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Seller’s Information) and (B) reimburse the Seller or such Seller Indemnified Party for any legal or other expenses reasonably incurred by the Seller or such Seller Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

Section 6.2	Designation of a Master Servicer

Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon 30 days’ prior written notice to the Seller, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of any Mortgage Loans subject to a Whole Loan Transfer or Pass-Through Transfer permitted under Section 6.1. Upon such appointment, the Seller shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Purchaser” hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Seller shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Seller shall have the right to rely on all such waivers and consents. The Master Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

Section 7.1	Amendment

This Agreement may be amended from time to time by the Seller and the Purchaser solely by written agreement signed by the Seller and the Purchaser.

Section 7.2	Recordation of Agreement

(a)        To the extent necessary under applicable law to protect the interests of the Purchaser, this Agreement or a memorandum thereof is subject to recordation in all appropriate public offices for real property records in all the counties and other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Purchaser’s expense upon direction of the Purchaser.

(b)        The Seller agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions as may be reasonably requested by the Purchaser.

Section 7.3	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 7.4	General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)         the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)         accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)        references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv)        a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)        the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)        the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 7.5	Reproduction of Documents

This Agreement and all documents relating hereto, including (i) consents, waivers, and modifications which may hereafter be executed, (ii) the Effective Date Documents, all Commitment Letters, Term Sheets and Mortgage Loan Schedules and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.6	Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, sent by facsimile, mailed by registered mail, postage prepaid or delivered by a nationally recognized overnight courier, to

(i) in the case of the Seller:

Long Beach Mortgage Company

1301 Fifth Avenue, WMT RBB1310

Seattle, Washington 98101

Attention: Richard Fisher

Telephone: (206) 377-6019

Facsimile: (206) 377-6433

With a copy to:

Long Beach Mortgage Company

1201 Third Avenue, WMT 1706

Seattle, Washington 98101

Attention: LBMC Legal Counsel

Telephone: (206) 377-8700

Facsimile: (206) 277-6244

(ii) in the case of the Servicer:

Long Beach Mortgage Company

c/o Washington Mutual Bank, FA

19850 Plummer St. (Mail Stop N070205)

Chatsworth, CA 91311

Attention: Vice President of Investor Reporting

Telephone: (818) 775-2278

Facsimile: (818) 775-2819

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller or the Servicer, and

(iii) in the case of the Purchaser:

Goldman Sachs Mortgage Company

85 Broad Street

New York, New York 10004

Attention: Jeff Kert

Telephone: (212) 357-6641

Facsimile: (212) 346-3568

or such other address as may hereafter be furnished to the Seller and the Servicer in writing by the Purchaser.

Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means if the parties hereto agree to such alternative means in writing.

Section 7.7	Severability of Provisions

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 7.8	Exhibits

The exhibits to this Agreement and each of the Commitment Letters are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 7.9	Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser. Notwithstanding the foregoing, (a) the Seller shall not assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed and (b) the Purchaser may not assign its rights and obligations under this Agreement except as provided in Article 6. Notwithstanding anything to the contrary in this Agreement, the Purchaser may pledge, hypothecate, assign or otherwise transfer the Mortgage Loans to any third party without obtaining the Seller’s consent; provided, however, the Seller shall not be required to perform its obligations under this Agreement to such third party, and the Purchaser, and not such third party, shall continue to perform the Purchaser’s obligations under this Agreement.

Section 7.10	Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.11	Other Agreements Superseded; Entire Agreement

This Agreement supersedes all prior agreements and understandings (other than any Commitment Letter delivered prior to the date hereof) relating to the subject matter hereof. This Agreement, together with all Commitment Letters and Term Sheets delivered or entered into pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof. If any provision of the Term Sheet conflicts with any provision of the Agreement, the Term Sheet shall control. If any provision of this Agreement conflicts with any provision of any Commitment Letter, the provisions of this Agreement shall control.

Section 7.12	Survival

The representations, warranties, indemnities, covenants and agreements of the parties provided in this Agreement and the parties’ obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement.

Section 7.13	Intention of the Parties

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling Mortgage Loans and not a debt instrument of the Seller or other security. Accordingly, the parties hereto each intend to treat each of the transactions hereunder for federal income tax purposes as a sale by the Seller, as applicable, and a purchase by the Purchaser, of Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Credit Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.14	Nonsolicitation

The Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans) (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan, or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the Fannie Mae Selling Guide or the Fannie Mae Servicing Guide.

Section 7.15	Costs

Except as otherwise provided in Section 2.2(b), the Seller shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loans sold by the Seller under this Agreement for Seller’s accountants, attorneys and other service providers. The Purchaser agrees to pay its own expenses in connection with its purchase of the Mortgage Loans, including expenses incurred in connection with its due diligence as well as attorneys’, consultants’ and brokers’ fees.

Section 7.16	Attorneys’ Fees

If any party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees from the non-prevailing party (or parties), including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

Section 7.17	Waivers

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 7.18	Further Agreements

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 7.19	Waiver of Trial by Jury

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.20	Submission To Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

(B)        CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

[signatures follow]

TO WITNESS THIS, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase and Sale Agreement by their duly authorized respective officers as of the day and year first above written.

LONG BEACH MORTGAGE COMPANY a Delaware corporation

By:

Name:

Title:

GOLDMAN SACHS MORTGAGE COMPANY a New York limited partnership
By:	Goldman Sachs Real Estate Funding Corp.

Name:

Title:

STATE OF WASHINGTON	)
	)	ss.:
COUNTY OF KING	)

This instrument was acknowledged before me on ______________________, 2004, by _____________________ as _________________________ of Long Beach Mortgage Company.

[Print Name]
NOTARY PUBLIC in and for the State of
Washington, residing at __________________
My commission expires _________________

STATE OF_______________	)
	)	ss.:
COUNTY OF______________	)

This instrument was acknowledged before me on ______________________, 2004, by _____________________ as _________________________ of Goldman Sachs Mortgage Company.

[Print Name]
NOTARY PUBLIC in and for the State of
Washington, residing at __________________
My commission expires _________________

EXHIBIT A-1

CONTENTS OF COLLATERAL FILE

With respect to each Mortgage Loan, unless otherwise agreed by the Seller and the Purchaser, the Collateral File shall include each of the following items:

A.	With respect to each Mortgage Loan:
1.

(i) The original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) “Pay to the order of _______________________, without recourse,” (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete, valid and proper chain of title from the originator of such Mortgage Loan to the Seller;

(ii) or a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, together with a copy of the Mortgage Note.

2.

The original Mortgage, with evidence of recording thereon, or if such Mortgage has been lost or if such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage certified by the Seller or such public recording office to be a true and complete copy of the original recorded Mortgage.

3.

The original Assignment of Mortgage, from the Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).

4.

Originals of all intervening Assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, or if any such original intervening Assignment of Mortgage is permanently retained by the applicable recording office, or if such original Assignment of Mortgage has been lost, a photocopy of each such original, certified by the Seller or the applicable public recording office to be a true and complete copy of the original.

5.

Originals of all assumption and modification agreements, if any, unless such originals are unavailable (in which event the Seller shall deliver to the Custodian a photocopy of each such original, certified by the Seller to be a true and complete copy of the original).

6.

The policy of title insurance; provided that if the related title insurer has not issued or delivered the final policy of title insurance to the Seller, the Seller shall (i) provide an original or copy of the related preliminary title commitment, and (ii) no later than 270 days following the related Closing Date, deliver to the Custodian the related policy of title insurance.

7.

The original or a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon; provided that (x) if the original power of attorney has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall, no later than 270 days following the related Closing Date, deliver to the Custodian the original of such power of attorney, with evidence of recording thereon, or a photocopy of such power of attorney certified by the Seller or such public recording office to be a true and complete copy of the original recorded power of attorney.

EXHIBIT A-2

CONTENTS OF CREDIT FILE

With respect to each Mortgage Loan, unless otherwise agreed by the Seller and the Purchaser, the Credit File shall include each of the following items, which such items may be originals, copies or documents stored on microfilm or any other comparable medium:

1.	Survey of the Mortgaged Property, if available.
2.

Each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

3.

Evidence of a hazard insurance policy and, if required by law, a flood insurance policy, with extended coverage of the hazard insurance policy. (Note: Evidence shall be maintained by the Seller in electronic form. The Seller shall produce a paper copy of such evidence upon request by the Purchaser.)

4.	Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.
5.	Residential loan application.
6.	Verification of employment and income (if required pursuant to the Seller’s underwriting criteria).
7.	Verification of acceptable evidence of source and amount of down payment (to the extent required under the Seller’s underwriting guidelines).
8.	Credit report on the Mortgagor.
9.	Residential appraisal report.
10.	Photograph of the property.
11.	Executed disclosure statement.
12.

Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination, and all other papers and records developed or originated by the Seller or others required to document the Mortgage Loan or to service the Mortgage Loan.

13.	The executed Power of Attorney, if any.

EXHIBIT B

TERM SHEET

(Long Beach Mortgage Company)

This Term Sheet (the “Term Sheet”) is dated December 29, 2004, by and between Long Beach Mortgage Company, a Delaware corporation as seller (the “Seller”) and Goldman Sachs Mortgage Company, a New York limited partnership (the “Purchaser”).

This Term Sheet is made pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the “Agreement”), dated as of December 1, 2004, by and between the Seller and the Purchaser, the provisions of which are incorporated herein, as such terms may be modified or supplemented hereby. All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

The Purchaser hereby purchases from the Seller and the Seller hereby sells to the Purchaser all of the Seller’s right, title and interest in and to the Mortgage Loans, including the right to any prepayment charges payable by the related mortgagors in connection with any principal prepayments on the Mortgage Loans, described on the Mortgage Loan Schedule attached hereto as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Term Sheet. From this date forward, Long Beach Mortgage Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans in accordance with the terms of the Servicing Agreement, dated as of December 1, 2004, between Long Beach Mortgage Company, as servicer, and the Purchaser. All Mortgage Loans sold by the Seller hereunder shall be subserviced by Washington Mutual Bank, FA on behalf of the Seller pursuant to the Servicing Agreement. The Seller may perform any of its servicing responsibilities under the Servicing Agreement or may cause Washington Mutual Bank, FA to perform any such servicing responsibilities on its behalf.

1. DEFINITIONS

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):	$14,209,494.52 with respect to the Group I Mortgage Loans and $509,174,212.68 with respect to the Group II Mortgage Loans.
Closing Date:	December 29, 2004.
Custodian:	Deutsche Bank National Trust Company.
Cut-off Date:	December 1, 2004.
Group I Mortgage Loans:	Those Mortgage Loans that are identified on Schedule I(a).

Group II Mortgage Loans:	Those Mortgage Loans that are identified on Schedule II(b).
Initial Weighted Average
Mortgage Loan Net Rate:	9.763859% for the Group I Mortgage Loans and 9.460503% for the Group II Mortgage Loans.
Mortgage Loan Type:	Second lien fixed rate.
Purchase Price Percentage:	[________]% for the Group I Mortgage Loans and [_______]% for the Group II Mortgage Loans.
Servicing Fee Rate:	0.50% per annum.

2. Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of the Seller and the Purchaser is subject to the fulfillment, on or prior to the relevant Closing Date, of the following additional conditions:

None.

3. Additional Loan Documents:

a. In addition to the contents of the Collateral File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

None.

4. Additional Representations and Warranties:

a. In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Seller makes the following additional representations and warranties with respect to each of the Group II Mortgage Loans to be sold by the Seller on the Closing Date:

Section 3.1(kkk)

No Group II Mortgage Loan has been contractually delinquent for more than 30 days during the preceding twelve months.

b. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date or with respect to the Seller, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Agreement shall be modified to read as follows:

No change.

c. Except as modified here, Section 3.1 of the Agreement remain in full force and effect as of the date of this Term Sheet.

[signatures follow]

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

LONG BEACH MORTGAGE COMPANY a Delaware corporation

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY a New York limited partnership
By:
Name:
Title:

SCHEDULE I TO TERM SHEET

MORTGAGE LOAN SCHEDULE *

* To be attached as diskette in “read-only” format.

EXHIBIT A TO TERM SHEET

STANDARD & POOR’S LEVELS® GLOSSARY in effect on the CLOSING DATE

As of December 29, 2004 (the Closing Date)

APPENDIX E TO GLOSSARY FOR FILE FORMAT FOR LEVELS® VERSION 5.6: Standard & Poor's Predatory Lending Categorization

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High-Cost Loan Categorization
State/jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under applicable anti-predatory lending law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, Ohio	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado	Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq. Effective for covered loans offered or entered into on or after Jan. 1, 2003. Other provisions of the Act took effect on June 7, 2002	Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective Oct. 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after Jan. 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective Oct. 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – March 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective Oct. 1, 2002–March 6, 2003	High Cost Home Loan

Georgia as amended (March 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34. Effective Oct. 1, 1995, amendments Oct. 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective Jan. 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after Jan. 1, 2005.	High Cost Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207); and High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective Sept. 29, 1995, and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001, and amended from time to time.	High Cost Home Loan
	Massachusetts Predatory Home Loan Practices Act. Mass. Gen. Laws ch. 183C, §§ 1 et seq. Effective Nov. 7, 2004.	High Cost Home Mortgage Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective Oct. 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after Nov. 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of Jan. 1, 2004; Revised as of Feb. 26, 2004	High Cost Home Loan

New York	N.Y. Banking Law Article 6-l. Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A). Effective July 1, 2000; amended effective Jan. 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after Jan. 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/jurisdiction	Name of Anti-Predatory Lending Law/Effective Date
Georgia (Oct. 1, 2002 – March 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective Oct. 1, 2002-March 6, 2003
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective Nov. 27, 2003-July 5, 2004

Standard & Poor’s Home Loan Categorization
State/jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under applicable anti-predatory lending law
Georgia (Oct. 1, 2002- March 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective Oct. 1, 2002–March 6, 2003	Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after Jan. 1, 2005.	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after Nov. 27, 2003	Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of Jan. 1, 2004; revised as of Feb. 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended Oct. 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after Jan. 1, 2004	Consumer Home Loan

EXHIBIT S

REPRESENTATIONS AND WARRANTIES AGREEMENT

This REPRESENTATIONS AND WARRANTIES AGREEMENT (the “Agreement”), dated as of May 13, 2005 (the “Closing Date”), is between GOLDMAN SACHS MORTGAGE COMPANY (“GSMC”) and GS MORTGAGE SECURITIES CORP. (the “Depositor”).

W I T N E S S E T H:

WHEREAS, GSMC acquired the mortgage loans (the “Mortgage Loans”) set forth on the mortgage loan schedule attached hereto as Schedule I (the “Mortgage Loan Schedule”) from Long Beach Mortgage Company (“Long Beach”) pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2004 (the “Purchase Agreement”), between GSMC, as purchaser, and Long Beach, as seller;

WHEREAS, pursuant to that certain bill of sale, dated as of May 13, 2005, between GSMC and the Depositor, the Mortgage Loans are to be transferred by GSMC to the Depositor;

WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of April 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, Long Beach, as the Master Servicer and the Responsible Party, Deutsche Bank National Trust Company, as Trustee (the “Trustee” or the “Custodian”) and Wachovia Bank, National Association, as Co-Trustee, the Depositor’s Mortgage Pass-Through Certificates, Series 2005-S2 (the “Trust”) shall be issued, representing beneficial ownership interest in the GSAMP Trust 2005-S2, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

WHEREAS, in connection with the sale of the Mortgage Loans by GSMC to the Depositor, GSMC shall make various representations and warranties to the Depositor regarding the Mortgage Loans;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.	Defined Terms.

(a)            Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

(b)            The following capitalized terms shall have the meanings assigned to such terms below:

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate second lien); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

Section 2.	Representations and Warranties of GSMC.

GSMC hereby represents and warrants to the Depositor as follows:

(a)            To GSMC’s knowledge, as to each of the Mortgage Loans, no event has occurred from and after the Original Sale Date to the date hereof that would cause any representation and warranty relating to such Mortgage Loan as set forth in Section 3.1 of the Purchase Agreement (other than the representations and warranties set forth in Section 3.1(z), (gg), (oo) and (aaa)) to be untrue in any material respect as of the date hereof as if made on the date hereof.

(b)            Except with respect to approximately 0.71% of the Mortgage Loans which were one payment past due and approximately 0.31% of the Mortgage Loans which were two payments past due as of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note. With respect to each Mortgage Loan (i) the first lien mortgage loan is in full force and effect and (ii) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.

(c)            Except with respect to approximately 0.71% of the Mortgage Loans which were one payment past due and approximately 0.31% of the Mortgage Loans which were two payments past due as of the Cut-off Date, the Monthly Payment due on such Mortgage Loan in the month immediately preceding the month of the Closing Date has been made.

(d)            Except with respect to approximately 0.71% of the Mortgage Loans which were one payment past due and approximately 0.31% of the Mortgage Loans which were two payments past due as of the Cut-off Date, there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

Section 3.         Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

(a)            Within 60 days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor’s option, within sixty (60) calendar days of GSMC’s receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s instructions.

However, if GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor’s option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s instructions.

At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Pooling and Servicing

Agreement, with the Mortgage Note endorsed as required by Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor’s instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor’s instructions within two (2) Business Days of such substitution.

Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by GSMC to the Depositor, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon GSMC by the Depositor for compliance with this Agreement.

(b)            It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

Section 4.	Term of Representation and Warranties.

The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor and its assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

Section 5.	Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.	Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.	Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.	Successors and Assigns.

This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that the Depositor’s rights under this Agreement may be assigned to the Trustee and are exercisable by the Trustee (and its successors and assigns) and will be enforceable by the Trustee. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

Section 10.	Third Party Beneficiary.

The parties agree that the Trust (including the Trustee acting on the Trust’s behalf) is an intended third-party beneficiary of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of GSMC under Section 3 of this Agreement as if the Trustee were a party to this Agreement.

Section 11.	Amendments

This Agreement may be amended from time to time by the parties hereto.

[Remainder of this Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY

By:	Goldman Sachs Real Estate Funding Corp., its General Partner

By:
Name:
Title:

GS MORTGAGE SECURITIES CORP.
By:
Name:
Title:

SCHEDULE I

Mortgage Loan Schedule